UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

UONLIVE CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	87-0629754
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1107, Lippo Centre Tower 1, 89 Queensway, Admiralty, Hong Kong	00000
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number including area code: +852 2392 2326

Securities to be registered pursuant to Section 12(b) of the Act:

None	None
(Title of class)	Name of each exchange on which each class is to be registered

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001 per share	None
(Title of class)	Name of each exchange on which each class is to be registered

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

EXPLANATORY NOTE

Uonlive Corporation is filing this General Form for Registration of Securities on Form 10, or this “registration statement,” to register its common stock, par value $0.001 per share (“Common Stock”), pursuant to Section 12(g) of the Securities Exchange Act of 1934. Unless otherwise mentioned or unless the context requires otherwise, when used in this registration statement, the terms “Company,” “we,” “us,” “our” and “UOLI” refer to Uonlive Corporation.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This following information specifies certain forward-looking statements of management of our Company. Forward-looking statements are statements that estimate the happening of future events and are not based on historical fact. Forward-looking statements may be identified by the use of forward-looking terminology, such as may, shall, could, expect, estimate, anticipate, predict, probable, possible, should, continue, or similar terms, variations of those terms, or the negative of those terms. The forward-looking statements specified in the following information have been compiled by our management on the basis of assumptions made by management and considered by management to be reasonable. Our future operating results, however, are impossible to predict and no representation, guaranty, or warranty is to be inferred from those forward-looking statements.

The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements.

The market data and other statistical information contained in this registration statement are based on internal Company estimates of our past experience in the industry, general market data, and public information which was not commissioned by us for this filing.

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ITEM 1. BUSINESS

History of Our Company

We were incorporated in the State of Nevada on January 29, 1998 under the name Weston International Development Corporation to conduct any lawful business, to exercise any lawful purpose and power, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Laws of Nevada. On July 28, 1998, its name was changed to Txon International Development Corporation.

On August 14, 2000, pursuant to a share exchange agreement dated August 10, 2000, by and among Main Edge International Limited (“Main Edge”), Virtual Edge Limited (“Virtual Edge”), Richard Ford, Jeanie Hildebrand and Gary Lewis, we acquired from Main Edge all of the shares of Virtual Edge (the “Acquisition”) in exchange for an aggregate of 1,961,175 shares of our common stock, which shares equaled 75.16% of Txon International’s issued and outstanding shares after giving effect to the Acquisition. On September 15, 2000, Txon International Development Corporation changed its name to China World Trade Corporation (“CWTD”).

On March 28, 2008, CWTD entered into a Share Exchange Agreement (the “Exchange Agreement”) by and among CWTD, William Tsang (“Tsang”), Uonlive Limited, a corporation organized and existing under the laws of the Hong Kong SAR of the People’s Republic of China (“Uonlive”), Tsun Sin Man Samuel, Chairman of Uonlive (“Tsun”), Hui Chi Kit, Chief Financial Officer of Uonlive (“Hui”), Parure Capital Limited, a corporation organized and existing under the laws of the British Virgin Islands and parent of Uonlive (“Parure Capital”).  Upon closing of the share exchange transaction contemplated under the Exchange Agreement, Tsun and Hui transferred all of their share capital in Parure Capital to CWTD in exchange for an aggregate of 150,000,000 shares of common stock of the Registrant and 500,000 shares of Series A Convertible Preferred Stock of the Registrant, which is convertible after six months from the date of issuance into 100 shares of common stock of the Registrant, thus causing Parure Capital to become a direct wholly-owned subsidiary of the Registrant.

On July 2, 2008, the proposal to amend the articles of incorporation to change the name of the corporation to Uonlive Corporation was approved by the action of a majority of all shareholders entitled to vote on the record date and by CWTD’s Board of Directors. CWTD desired to change its name to truly reflect its new business as a holding company for Uonlive Limited, and possibly other companies that may be acquired in the future by the company (the “Company” or “Uonlive”).

On May 15, 2009, the Company approved the 1 for 100 reverse split of its common stock.

The Company initially ceased operations in early 2015. The Company has fully impaired all assets since the shutdown of its operations in 2015 and recorded the effects of this impairment as part of its discontinued operations.

On May 2, 2017, Parure Capital was struck off the BVI Register of Companies for non-payment of annual fees. Therefore, Parure Capital was no longer a subsidiary of the Company.

On June 15, 2018, the Eighth Judicial District Court of Nevada appointed Small Cap Compliance, LLC (“Custodian”) as custodian for Uonlive Corporations., proper notice having been given to the officers and directors of Uonlive Corporation. There was no opposition.

On June 20, 2018, the Custodian appointed Rhonda Keaveney as CEO, Secretary, Treasurer and Director of the Company.

On August 7, 2018, the Company filed a certificate of reinstatement with the state of Nevada.

On September 7, 2018, the Company authorized the issuance of 1,000,000 shares of Convertible Series B Preferred Stock. Each one Convertible Series B Preferred Stock was entitled to be converted into 1,000 shares of common stock. Also, each one Convertible Series B Preferred Stock was entitled to 1,000 votes of common stock. 150,000 shares of Convertible Series B Preferred Stock were issued to Chuang Fu Qu Kuai Lian Technology (Shenzhen) Limited giving Chuang Fu Qu Kuai Lian Technology (Shenzhen) Limited the voting control of the Company.

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Also on September 7, 2018, Raymond Fu was appointed as President, Chief Executive Officer, Secretary, Treasurer and member of our Board of Directors of the Company and Rhonda Keaveney resigned as Chief Executive Officer, Treasurer, Secretary, and member from the Board of Directors.

On December 6, 2018, the Eighth Judicial District Court of Nevada discharged Small Cap Compliance, LLC as custodian for Uonlive Corporations.

On April 10, 2019, pursuant to an Acquisition Agreement, the Company contracted to acquire 80% of the issued and outstanding capital stock of Truly Organic Limited, a Hong Kong based company (“Truly Organic”), specializing in organic agriculture certification consulting in South East Asia. However, Truly Organic was unable to provide financial statements capable of being audited by a PCAOB independent public accountant, as required in the Acquisition Agreement. Therefore, such acquisition did not close.

On January 13, 2020, Edwin Lun, the existing secretary of the Board of Directors resigned. On January 13, 2020, the Board of Directors accepted his resignation. Also on January 13, 2020, (i) Timothy Chee Yau Lam was appointed and consented to act as the new secretary of the Board of Directors and a member of the Board of Directors of the Company, (ii) Kwok Fai Thomas Yip was appointed and consented to act as a member of the Board of Directors of the Company, and (iii) Chi Wai Michael Woo was appointed and consented to act as a member of the Board of Directors of the Company.

On March 2, 2020, pursuant to a Definitive Share Exchange Agreement, Uonlive Corporation (the “Company”) acquired 100% of the issued and outstanding capital stock of Asia Image Investing Limited (“Asia Image”), a Hong Kong based company, specializing in trade and consulting in Hong Kong. The Company issued 100,000 shares of common stock, representing 4.8% of the Company’s outstanding shares of common stock, calculated post-issuance in exchange for the 100% issued and outstanding capital stock of Asia Image Investing Limited.

Corporate Structure

On March 2, 2020, the Company entered into a Definitive Share Agreement whereby Mr. Raymond Fu, the sole shareholder of Asia Image Investment Limited, relinquished all his shares in Asia Image and acquired 100,000 shares of the Company. Consequently, Asia Image became a wholly-owned subsidiary of the Company.

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As reflected in the accompanying financial statements, the Company has no source of revenues and needs additional cash resources to maintain its operations. The Company’s ability to continue as a going concern is dependent on its ability to raise additional capital or obtain necessary debt financing. These factors raise substantial doubt about our ability to continue as a going concern. As discussed elsewhere, our current business plan is to seek and identify a privately-held operating company desiring to become a publicly held company by combining with us through a reverse merger or acquisition type transaction. We cannot predict when, if ever, we will be successful in this venture and, accordingly, we may be required to cease operations at any time, if we do not have sufficient working capital to pay our operating costs for the next 12 months and we will require additional funds to pay our legal, accounting and other fees associated with our Company and its filing obligations under United States federal securities laws, as well as to pay our other accounts payable generated in the ordinary course of our business.

On October 27, 2020, the Company appointed AJSH & Co LLP, a PCOAB registered firm as its independent registered accounting firm who performed the Company’s audit for the period ended December 31, 2019 and December 31, 2018.

AJSH & Co LLP also performed the audit for Asia Image Investment Limited for the periods ended December 31 2019, and December 31, 2018.

Business Overview

Previously, our main business had been operating an online radio station targeted at younger audience. However, we are in the period of transitioning into operating our business to the tea industry. We are a trading and consultancy company with experience in China products with a focus on tea planting and sales, research and development. The company’s business scope includes partnering with tea plantations for tea production, such as Dongguan Gongxiang Tea Food Company Ltd and sales as well as agricultural tourism. Our production is focused primarily in pu-er tea.

We have experience in the China market and can leverage off that experience to bring together the various traditional products with customers using e-distribution channels. Our revenue streams are generated from the sale of such products throughout China.

We are expanding our business model by connecting traditional products through e-channels and using technological innovation as a driving force to connect end users to increase sales. The company intends to continuously expand the market share in the various products that it is involved in. It is committed to grow into one of the larger market players in the sphere.

We seek to grow our business by pursing the following strategies:

•	Increasing our customer base by using various e-distribution channels
•	offering high quality traditional products for repeat business
•	Expanding our lead generation services enabling the business to better engage their customers
•	Building our own custom e-channel distribution channel
•	Creating cross-selling synergies between the various suit of products and services being sold to the customers
•	Using a scalable business model to eliminate certain barriers and rapid growth

Industry Overview

The tea industry in China is a thriving market. The aggregate Revenue in the industry amounts to USD 92,684,000,000 of sales as at April 2020 and is expected to grow annually by 5.8%1.

Pursuant to statista.com, tea is the most consumed hot drink worldwide and the most consumed non-alcoholic beverage overall. It is especially important in Asia and Eastern Europe as well as in the United Kingdom. It serves the purpose of both caffeination and hydration. In China, tea has a much higher degree of prestige with upscale specialty products. Depending on the quality of the tea, a kilogram of tea in China can go for upwards of USD 100,0002.

1 Figures provided by Statista - https://www.statista.com/topics/4688/tea-industry-in-china/

2 See 1 above.

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Given the prevalence of tea in China, combining it together with e-distribution channels can increase the industry growth and sales of the product.

Our Strategy

We intend to modernize and enhance the experience of China products by distributing our products through e-distribution channels. In addition to tea, the company plans on expanding into other areas and industries such as poultry breeding and sales, fruit seedling planting and sales.

Our business objective is to generate revenues based on the sale of the products and to maintain and grow a customer base based upon our internal database.

Our target market is the China consumer market as well as corporate clients. Given the importance of tea culture within China, being a consumable, this product becomes a staple for meetings in board rooms and at home as an everyday product.

The Company seeks to leverage management’s experience to expand its consumer base, starting with corporate clients.

Potential competitors

There will be an abundance of competitors in the market, given the highly competitive environment we operate in, from both existing competitors and new market entrants. The Company’s competitors include Urban Tea Inc., Maiji (“麦吉”), Luosennina (“罗森尼娜”), NAYUKI (“奈雪的茶”), and Chayanyuese (“茶颜悦色”), all of which are located in the Hunan province. However, given that this is a consumable product that is used daily, the market should able to absorb all such products.

Products

Currently our tea plantation partners offer a wide range of tea drinks. The products are focused on not only their taste but also their aesthetic presentation and health benefits. Our products are currently being offered via our managed stores. The product is produced, packaged and ready for consumption by our tea plantation partners in China.

Our goal is to be a leading brand of tea beverages in each city in which we currently and intend to operate, by selling the finest quality tea beverages and related products, as well as complementary food offerings, and by providing each customer with a pleasant and comfortable environment. The current products being offered by our tea plantation partners are being sold in Fujian, in China.

The main product being sold is Yunnan Chi Tse Beeng Cha, which is a type of pu-er tea.

Seasonality

The industry for the sale of tea-based beverages goes through a peak season from April to October, while the rest of the year is off-season. Moreover, seasonality includes adverse weather conditions and ordering during festive seasons, specifically Chinese New Year, where many of the factories may be closed. We have implemented a few measures to mitigate the impact of such seasonal fluctuations in sale, such as taking reserve stock to be sold during the off-season. As pu-er tea can be aged, keeping pu-er tea stock not only increases our inventory, but is also a good investment for later sales.

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Management, Culture and Training

We are guided by a philosophy that recognizes customer service and the importance of delivering optimal performance.

Passion for Tea. We seek to recruit, hire, train, retain and promote qualified, knowledgeable and enthusiastic business partners who share our passion for tea and strive to deliver an extraordinary retail experience to our customers.

•	Extensive Training. We have specific training and certification requirements for potential business partners, including undergoing food handlers’ certification and foundational training. This process helps ensure that all team members educate our customers and execute our standards accurately and consistently. As team members progress to the assistant manager and manager levels, they undergo additional weeks of training in sales, operations and management.

Business and Strategic Partners

Currently, we are strategically aligned with Dongguan Gongxiang Tea Food Company Ltd, which is a tea plantation in Fujian that supplies the products mentioned above.

Licenses, Permits and Government Regulations

PRC Legal System

The PRC legal system is a civil law system based on the PRC Constitution and is made up of written laws, regulations and directives. Unlike in the US where the law built partly upon decisions of common law cases, court cases in the PRC do not constitute binding precedents. The governmental directives are organized in the following hierarchy.

The National People’s Congress of the PRC (“NPC”) and the Standing Committee of the NPC are empowered by the PRC Constitution to exercise the legislative power of the state. The NPC has the power to amend the PRC Constitution and to enact and amend primary laws governing the state organs and civil and criminal matters. The Standing Committee of the NPC is empowered to interpret, enact and amend laws other than those required to be enacted by the NPC.

The State Council of the PRC is the highest organ of state administration and has the power to enact administrative rules and regulations. Ministries and commissions under the State Council of the PRC are also vested with the power to issue orders, directives and regulations within the jurisdiction of their respective departments. Administrative rules, regulations, directives and orders promulgated by the State Council and its ministries and commissions must not be in conflict with the PRC Constitution or the national laws and, in the event that any conflict arises, the Standing Committee of the NPC has the power to annul such administrative rules, regulations, directives and orders.

At the regional level, the people’s congresses of provinces and municipalities and their standing committees may enact local rules and regulations and the people’s government may promulgate administrative rules and directives applicable to their own administrative area. These local laws and regulations may not be in conflict with the PRC Constitution, any national laws or any administrative rules and regulations promulgated by the State Council.

Rules, regulations or directives may be enacted or issued at the provincial or municipal level or by the State Council of the PRC or its ministries and commissions in the first instance for experimental purposes. After sufficient experience has been gained, the State Council may submit legislative proposals to be considered by the NPC or the Standing Committee of the NPC for enactment at the national level.

Governmental Regulations in Relation to the Company’s Businesses

Regulations Related to Retail

There are no separate mandatory legal provisions on the retail business model in the PRC. Companies and individual businesses may engage is the retail business as long as they have registered with the commerce departments in accordance with the laws such as the Regulation on Individual Industrial and Commercial Households and Administration of the Registration of Enterprises As Legal Persons, and include “retail” in the business scope on their business license.

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ITEM 1A. RISK FACTORS.

RISK FACTORS

Risks Relating to Our Business and Industry.

Our limited operating history may not be indicative of our future growth or financial results and we may not be able to sustain our historical growth rates.

Our limited operating history may not represent our future growth or financial performance. There is no guarantee that we will be able to maintain historical growth rates in the future. Our growth rate may decline for a variety of possible reasons, some of which we have no control over, including reducing customer spending, increasing competition, declining growth in China’s tea industry, the emergence of alternative business models, or government policies or overalls, changes in economic conditions. We will continue to expand our product range to bring greater convenience to our customers and increase our customer base and transaction volume. However, the implementation of our expansion plan will be affected by uncertainty. For the above reasons, the total number of goods sold and the number of customers may not increase at the rate we expect. In addition, because our business model is innovative in China’s tea sales industry, it adds to the difficulty of assessing our business and future prospects based on our past operations or financial performance.

Our limited operating experience and limited brand recognition in other regions of the PRC may limit our expansion strategy and cause our business and growth to suffer.

Our future growth depends, to a considerable extent, on our expansion efforts in different provinces of other regions in the PRC. Our current operations are based largely in the Fujian province. We have a limited number of customers and limited experience in operating outside of Fujian province. We may also encounter difficulty expanding in other regions’ markets because of limited brand recognition. In particular, we have no assurance that our marketing efforts will prove successful outside of the narrow geographic regions in which they have been used. In addition, we may encounter challenges in certain regions in establishing consumer awareness and loyalty or interest in our products and our brand. The expansion into other regions may also present competitive, merchandising, forecasting and distribution challenges that are different from or more severe than those we currently face. Failure to develop new markets outside of Hunan or disappointing growth outside of Hunan may harm our business and results of operations.

A widespread health epidemic could adversely affect our business.

Our business could be severely affected by a widespread regional, national or global health epidemic such as the recent outbreak of COVID-19. A widespread health epidemic may cause customers to avoid public gathering places such as our stores or otherwise change their shopping behaviors. Additionally, a widespread health epidemic could adversely affect our business by disrupting production of products to our stores and by affecting our ability to appropriately staff our stores.

As we continue to grow rapidly, we will continue to encounter challenges in implementing our managerial, operating and financial strategies to keep up with our growth. The major challenges in managing our business growth include, among other things:

●	Controlling incurred costs in a competitive environment.
●	Ensuring that our third-party suppliers continue to meet our quality and other standards and meet our future operational needs.
●	Attracting, training and retaining a growing workforce to support our operations.

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●	If we fail to acquire new customers or retain existing customers in a cost-effective manner, our
●	Failure to maintain the quality of our products could have a material and adverse effect on our reputation, financial condition and results of operations.
●	Overall, we face fierce competition in the Chinese tea industry, and our products are not proprietary products. If we fail to compete effectively, we may lose market share and customers, and our business, financial condition and results of operations may be materially and adversely affected.
●	The growth of our business will depend to a certain extent on our recognition of the brand, and any failure to maintain, protect and enhance our brand will limit our ability to expand or retain our customer base, which will be our business, financial situation And performance has a significant adverse impact on operations.

Maintaining, protecting and enhancing the recognition of our brand is critical to our business and market position.

We believe that maintaining and enhancing our brand image, particularly in new markets where we have limited brand recognition, is important to maintaining and expanding our customer base. Our ability to successfully integrate new stores into their surrounding communities, to expand into new markets or to maintain the strength and distinctiveness of our brand in our existing markets will be adversely impacted if we fail to connect with our target customers. Many factors, some of which are beyond our control, are important to maintaining, protecting and enhancing our brand. These factors include but not limited to our ability to:

●	Maintain the quality and attractiveness of the products we offer.

●	Develop and launch services that meet customer needs.

●	Provide a superior customer experience.

●	Increase brand awareness through marketing and branding campaigns.

●	Maintain good relationships with our suppliers and partners.

We face significant competition from other specialty tea and beverage retailers and retailers of grocery products, which could adversely affect us and our growth plans.

The Chinese tea market is highly fragmented. We compete directly with a large number of relatively small independently owned tea retailers and a number of regional and national tea retailers, as well as retailers of grocery products, including loose-leaf tea and tea bags and other beverages. We compete with these retailers on the basis of taste, quality and price of product offered, atmosphere, location, customer service and overall customer experience. We must spend considerable resources to differentiate our customer experience. Some of our competitors may have greater financial, marketing and operating resources than we do. Therefore, despite our efforts, our competitors may be more successful than us in attracting customers. In addition, as we continue to drive growth in our category in Hunan, our success, combined with relatively low barriers to entry, may encourage new competitors to enter the market. As we continue to expand geographically, we expect to encounter additional regional and local competitors.

Changes in the beverage environment and retail landscape could impact our financial results.

The beverage environment is rapidly evolving as a result of, among other things, changes in consumer preferences; shifting consumer tastes and needs; changes in consumer lifestyles; and competitive product and pricing pressures. In addition, the beverage retail landscape is dynamic and constantly evolving, not only in emerging and developing marketplaces, where modern trade is growing at a faster pace than traditional trade outlets, but also in developed marketplaces, where discounters and value stores, as well as the volume of transactions through e-commerce, are growing at a rapid pace. If we are unable to successfully adapt to the rapidly changing environment and retail landscape, our share of sales, volume growth and overall financial results could be negatively affected.

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We may increasingly become the target of public scrutiny, including complaints against regulators, negative media coverage, and malicious allegations, all of which can seriously damage our reputation and have a significant adverse impact on our business and prospects.

Any negative publicity or regulations would have a material adverse effect on our ability to generate revenue and to continue to grow. It could reduce our customer base significantly.

A major disruption in the operation of third-party vendors and partners could disrupt our operations.

Our utilization of third-party delivery services for shipments is subject to risks, including increases in fuel prices, which would increase our shipping costs, and employee strikes and inclement weather, which may impact third parties’ abilities to provide delivery services that adequately meet our shipping needs. If we change shipping companies, we could face logistical difficulties that could adversely affect deliveries, and we would incur costs and expend resources in connection with such change. Moreover, we may not be able to obtain terms as favorable as those we receive from the third-party transportation providers that we currently use, which in turn would increase our costs and thereby adversely affect our operating results. Our limited operational control of third-party suppliers and other business partners, and any significant disruption to operations may adversely affect our operations. For example, a severe disruption in the operation of our tea leaf suppliers may result in a shortage of our products, and a major disruption in the operation of the Internet Service Provider may affect the operation of our applications. If we are unable to resolve the impact of disruptions to the operation of third-party vendors or service providers, our business operations and financial results may be materially and adversely affected.

We are subject to regulations, and future regulations may impose additional requirements and obligations on our business or otherwise materially and adversely affect our business, reputation, financial condition and results of operations.

We are subject to regulations regarding a variety of aspects of the Company’s business including taxation, environmental and safety. Changes or additions to such regulations would cause a material increase in the Company’s overhead.

Risks associated with doing business in China

Changes in China’s economic, political or social conditions or government policies may have a material adverse effect on our business and operations.

Substantially all of our assets and operations are located in China. Accordingly, our business, financial condition, results of operations and prospects may be influenced to a significant degree by political, economic and social conditions in China generally. The Chinese economy differs from the economies of most developed countries in many respects, including the level of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. Although the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets, and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. The Chinese government also exercises significant control over China’s economic growth through allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies.

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While the Chinese economy has experienced significant growth over past decades, growth has been uneven, both geographically and among various sectors of the economy. Any adverse changes in economic conditions in China, in the policies of the Chinese government or in the laws and regulations in China could have a material adverse effect on the overall economic growth of China. Such developments could adversely affect our business and operating results, lead to a reduction in demand for our products and adversely affect our competitive position. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but may have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations. In addition, in the past the Chinese government has implemented certain measures, including interest rate adjustment, to control the pace of economic growth. These measures may cause decreased economic activity in China, which may adversely affect our business and operating results.

The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions under the civil law system may be cited for reference but have limited precedential value. Therefore, the Company’s susceptibility to such laws is unknown.

In 1979, the PRC government began to promulgate a comprehensive system of laws, rules and regulations governing economic matters in general. The overall effect of legislation over the past three decades has significantly enhanced the protections afforded to various forms of foreign investment in China. However, China has not developed a fully integrated legal system, and recently enacted laws, rules and regulations may not sufficiently cover all aspects of economic activities in China or may be subject to significant degrees of interpretation by PRC regulatory agencies. In particular, because these laws, rules and regulations are relatively new, and because of the limited number of published decisions and the nonbinding nature of such decisions, and because the laws, rules and regulations often give the relevant regulator significant discretion in how to enforce them, the interpretation and enforcement of these laws, rules and regulations involve uncertainties and can be inconsistent and unpredictable. In addition, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all, and which may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until after the occurrence of the violation.

Any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. These uncertainties may impede our ability to enforce the contracts we have entered and could materially and adversely affect our business, financial condition and results of operations.

Chinese law prohibits or restricts companies belonging to foreign countries from operating some certain businesses.

According to Chinese law, some businesses are not allowed to be operated by the companies whose ownership is not a Chinese company. We are a US company registered in Nevada. Each company in our organization chart is a subsidiary. The legality and effectiveness of this control method are accorded with Chinese laws and regulations. Catalogue of Guidance for Foreign Investment Industries (Revised in 2017): Directory of restricted foreign investment industries has deleted and Canceled the restriction for foreign ownership or investment of Wholesale, retail and logistic distribution of automobiles. Before modification, according to Catalogue of Guidance for Foreign Investment Industries (2002 Edition): Directory of restricted foreign investment industries "VI. 2.Wholesale and Retail Trade,", the wholesale and retail of automobiles is restricted for foreign ownership or investment. Therefore, according to Catalogue of Guidance for Foreign Investment Industries (Revised in 2017) and Foreign investment access negative list (2018) issued by the Chinese government with legal effect. The businesses in the wholesale, retail and logistic distribution of automobiles that the company is engaged in does not require any permission from PRC regulatory authorities. Our business is also in accordance with the provisions of Chinese laws and is not prohibited or restricted.

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We may be subject to liability for placing advertisements with content that is deemed inappropriate or misleading under PRC laws.

According to Chinese law, if any advertisement issued by the company infringes the rights and interests of a third party, the company shall bear the liability for compensation, which may cause our financial loss. Of course, the company top management team has prepared knowledge and solution for this.

Any failure by our subsidiaries or their equity holders to perform their obligations under the contractual arrangements would have a material adverse effect on our business, financial condition and results of operations.

The contractual arrangements are governed by PRC law and provide for the resolution of disputes through arbitration or court proceedings in China. Accordingly, these contracts would be interpreted in accordance with PRC law and any disputes would be resolved in accordance with PRC legal procedures. The legal system in the PRC is not as developed as in some other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could limit our ability to enforce the contractual arrangements. Under PRC law, if the losing parties fail to carry out the arbitration awards or court judgments within a prescribed time limit, the prevailing parties may only enforce the arbitration awards or court judgments in PRC courts, which would require additional expense and delay. If we cannot enforce the contractual arrangements, we may not be able to exert effective control over the subsidiaries, and our ability to conduct our business, as well as our financial condition and results of operations, may be materially and adversely affected.

We may be subject to additional contributions of social insurance and housing fund and late payments and fines imposed by relevant governmental authorities. Non-compliance with labor-related laws and regulations of the PRC may have an adverse impact on our financial condition and results of operation.

In accordance with the PRC Social Insurance Law and the Regulations on the Administration of Housing Fund and other relevant laws and regulations, China establishes a social insurance system and other employee benefits including basic pension insurance, basic medical insurance, work-related injury insurance, unemployment insurance, maternity insurance, housing fund, and a handicapped employment security fund, or collectively the Employee Benefits. An employer shall pay the Employee Benefits for its employees in accordance with the rates provided under relevant regulations and shall withhold the social insurance and other Employee Benefits that should be assumed by the employees. For example, an employer that has not made social insurance contributions at a rate and based on an amount prescribed by the law, or at all, may be ordered to rectify the non-compliance and pay the required contributions within a stipulated deadline and be subject to a late fee of up to 0.05% or 0.2% per day, as the case may be. If the employer still fails to rectify the failure to make social insurance contributions within the stipulated deadline, it may be subject to a fine ranging from one to three times of the amount overdue.

Under the Social Insurance Law and the Regulations on the Administration of Housing Fund, PRC subsidiaries shall register with local social insurance agencies and register with applicable housing fund management centers and establish a special housing fund account in an entrusted bank. Both PRC subsidiaries and their employees are required to contribute to the Employee Benefits.

As the interpretation and implementation of labor-related laws and regulations are still evolving, we cannot assure you that our employment practice does not and will not violate labor-related laws and regulations in China, which may subject us to labor disputes or government investigations. If we are deemed to have violated relevant labor laws and regulations, we could be required to provide additional compensation to our employees and our business, financial condition and results of operations could be materially and adversely affected.

The equity holders, directors and executive officers of the subsidiaries, as well as our employees who execute other strategic initiatives may have potential conflicts of interests with the Company.

If any of the equity holders, directors and executive officers of the Company’s subsidiaries, as well as our employees who execute other strategic initiatives, have a conflict of interests with the Company, they may bring an opportunity elsewhere. Thereby, the Company would lose out on the business.

Under PRC law, legal documents for corporate transactions, including agreements and contracts are executed using the chop or seal of the signing entity or with the signature of a legal representative whose designation is registered and filed with relevant PRC industry and commerce authorities.

To ensure the use of our seals and seals, we have established internal control procedures and rules for the use of these seals and seals. If a seal and seal are to be used, the responsible person will submit an application through our office automation system, and the application will be verified and approved by an authorized employee in accordance with our internal control procedures and rules. In addition, in order to maintain the physical security of the seals, we usually store them in a secure location that only authorized employees can access. Although we monitor these authorized employees, these procedures may not be sufficient to prevent all abuse or negligence. Our employees are at risk of abuse of authority. For example, any employee who acquires, abuses or misappropriates our seals and seals or other controlling intangible assets for any reason, we may suffer from disruption of normal business operations, and we may have to take a company Or legal action, this can cost a lot of time and money. Resolve and transfer resources for managing resources.

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Future inflation in China may inhibit our ability to conduct business in China.

In recent years, the Chinese economy has experienced periods of rapid expansion and highly fluctuating rates of inflation. During the past ten years, the rate of inflation in China has been as high as 20.7% and as low as -2.2%. These factors have led to the adoption by the Chinese government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. High inflation may in the future cause the Chinese government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China, and thereby harm the market for our products and our company.

Claims against the Company or its management may be hard to initiate and to enforce. Even if successful, claims against the Company or its management may be nearly impossible to collect upon.

While the Company’s service of process provider, INCSMART.BIZ, INC., is located at 2616 Willow Wren Dr., North Las Vegas, NV, 89084, USA, there is no guarantee that service of process can be successfully completed against the Company or its management, as they are based in China. Even with successful service of process to INCSMART.BIZ, INC., you may be unable to enforce a court judgment against the Company or its management, as they have no property in the United States, to which such judgment could be attached.

Courts in China may not enforce a judgment against the Company or its management that was obtained in the United States, nor may such courts hear a claim based on U.S. federal securities laws.

Even if you are able to obtain a judgement against the Company or its management in the United States, it may not be enforced by the courts in China based upon the civil liability provisions of the U.S. federal securities law. Furthermore, you may be unable to bring a claim directly in China, based upon U.S. federal securities, even though your investment and the public filings of the Company are governed by U.S. federal securities laws.

Risks Related to the Market for our Stock

The OTC and share value

Our Common Stock trades over the counter, which may deprive stockholders of the full value of their shares. Our stock is quoted via the Over-The-Counter (“OTC”) Pink Sheets. Therefore, our Common Stock is expected to have fewer market makers, lower trading volumes, and larger spreads between bid and asked prices than securities listed on an exchange such as the New York Stock Exchange or the NASDAQ Stock Market. These factors may result in higher price volatility and less market liquidity for our Common Stock.

Low market price

A low market price would severely limit the potential market for our Common Stock. Our Common Stock may trade at a price below $5.00 per share, subjecting trading in the stock to certain Commission rules requiring additional disclosures by broker-dealers. These rules generally apply to any non-NASDAQ equity security that has a market price share of less than $5.00 per share, subject to certain exceptions (a “penny stock”). Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and institutional or wealthy investors. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to the sale. The broker-dealer also must disclose the commissions payable to the broker-dealer, current bid and offer quotations for the penny stock and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Such information must be provided to the customer orally or in writing before or with the written confirmation of trade sent to the customer. Monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The additional burdens imposed upon broker-dealers by such requirements could discourage broker-dealers from effecting transactions in our Common Stock.

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Lack of market and state blue sky laws

Investors may have difficulty in reselling their shares due to the lack of market or state Blue Sky laws. The holders of our shares of Common Stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the shares available for trading on the OTC, investors should consider any secondary market for our securities to be a limited one. We intend to seek coverage and publication of information regarding our Company in an accepted publication which permits a “manual exemption.” This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer’s balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. We may not be able to secure a listing containing all of this information. Furthermore, the manual exemption is a non-issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor’s, Moody’s Investor Service, Fitch’s Investment Service, and Best’s Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont, and Wisconsin.

Accordingly, our shares of Common Stock should be considered totally illiquid, which inhibits investors’ ability to resell their shares.

Penny stock regulations

We will be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our Common Stock. The Commission has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. We anticipate that our Common Stock will become a “penny stock”, and we will become subject to Rule 15g-9 under the Exchange Act, or the “Penny Stock Rule”. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers. For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the Commission relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

We do not anticipate that our Common Stock will qualify for exemption from the Penny Stock Rule. In any event, even if our Common Stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the Commission the authority to restrict any person from participating in a distribution of penny stock, if the Commission finds that such a restriction would be in the public interest.

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Rule 144 Risks

Sales of our Common Stock under Rule 144 could reduce the price of our stock. There are 1,996,355 issued and outstanding shares of our Common Stock held by affiliates that Rule 144 of the Securities Act defines as restricted securities.

These shares will be subject to the resale restrictions of Rule 144, should we hereinafter cease being deemed a “shell company”. In general, persons holding restricted securities, including affiliates, must hold their shares for a period of at least six months, may not sell more than 1.0% of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price. The availability for sale of substantial amounts of Common Stock under Rule 144 could reduce prevailing market prices for our securities.

No audit or compensation committee

Because we do not have an audit or compensation committee, stockholders will have to rely on our entire Board of Directors, none of which are independent, to perform these functions. We do not have an audit or compensation committee comprised of independent directors. Indeed, we do not have any audit or compensation committee. These functions are performed by our Board of Directors as a whole. No members of our Board of Directors are independent directors. Thus, there is a potential conflict in that Board members who are also part of management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

Security laws exposure

We are subject to compliance with securities laws, which exposes us to potential liabilities, including potential rescission rights. We may offer to sell our shares of our Common Stock to investors pursuant to certain exemptions from the registration requirements of the Securities Act, as well as those of various state securities laws. The basis for relying on such exemptions is factual; that is, the applicability of such exemptions depends upon our conduct and that of those persons contacting prospective investors and making the offering. We may not seek any legal opinion to the effect that any such offering would be exempt from registration under any federal or state law. Instead, we may elect to relay upon the operative facts as the basis for such exemption, including information provided by investor themselves.

If any such offering did not qualify for such exemption, an investor would have the right to rescind its purchase of the securities if it so desired. It is possible that if an investor should seek rescission, such investor would succeed. A similar situation prevails under state law in those states where the securities may be offered without registration in reliance on the partial preemption from the registration or qualification provisions of such state statutes under the National Securities Markets Improvement Act of 1996. If investors were successful in seeking rescission, we would face severe financial demands that could adversely affect our business and operations. Additionally, if we did not in fact qualify for the exemptions upon which we have relied, we may become subject to significant fines and penalties imposed by the Commission and state securities agencies.

No cash dividends

Because we do not intend to pay any cash dividends on our Common Stock, our stockholders will not be able to receive a return on their shares unless they sell them. We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on shares of our Common Stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares of our Common Stock when desired.

Delayed adoption of accounting standards

We have delayed the adoption of certain accounting standards through an opt-in right for emerging growth companies. We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, which allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

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ITEM 2. FINANCIAL INFORMATION

Management’s Plan of Operation

The following discussion contains forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use of words such as “anticipate”, “estimate”, “expect”, “project”, “intend”, “plan”, “believe”, and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. From time to time, we also may provide forward-looking statements in other materials we release to the public.

Overview

The Company’s current business objective is to seek a business combination with an operating company. We intend to use the Company’s limited personnel and financial resources in connection with such activities. The Company will utilize its capital stock, debt or a combination of capital stock and debt, in effecting a business combination. It may be expected that entering into a business combination will involve the issuance of restricted shares of capital stock. The issuance of additional shares of our capital stock:

●	may significantly reduce the equity interest of our stockholders;

●	will likely cause a change in control if a substantial number of our shares of capital stock are issued, and most likely will also result in the resignation or removal of our present officer and director; and

●	may adversely affect the prevailing market price for our common stock.

Similarly, if we issued debt securities, it could result in:

●	default and foreclosure on our assets if our operating revenues after a business combination were insufficient to pay our debt obligations;

●	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contained covenants that required the maintenance of certain financial ratios or reserves and any such covenants were breached without a waiver or renegotiations of such covenants;

●	our immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand; and

●	our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such security was outstanding.

Results Of Operations During The Year Ended December 31, 2019 As Compared To The Year Ended December 31, 2018

Revenue

For the year ended December 31, 2019 and 2018, the Company generated no revenue.

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Expenses

For the year ended December 31, 2019, the Company incurred no operating expenses. For the year ended December 31, 2018, we incurred operating expenses in the amount of $30,000 which consisted of professional fees. The decrease is due to no activity.

Net Loss

For the year months ended December 31, 2019 we incurred a net loss of $0. We had net loss of $30,000 for the year ended December 31, 2018. The decrease is due to no activity during the 2019 fiscal year.

Results Of Operations for the Three Months Ended September 30, 2020 As Compared To The Three Months Ended September 30, 2019

Revenue

For the three months ended September 30, 2020 and the three months ended September 30, 2019, the Company generated no revenue.

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Expenses

For the three months ended September 30, 2020, the Company incurred operating expenses of $3,522 consisting of $3,000 in and accounting fees as well as general and administrative expenses of $522. For the three months ended September 30, 2019, we incurred no operating expenses.

Net Loss

For the three months ended September 30, 2020 we incurred a net loss of $3,522. We had net loss of $0 for the three months ended September 30, 2019. The increase is due to no activity during the 2019 fiscal year and accounting fees incurred during the three months ended September 2020.

Results Of Operations for the Nine Months Ended September 30, 2020 As Compared To The Nine Months Ended September 30, 2019

Revenue

For the nine months ended September 30, 2020 and the nine months ended September 30, 2019, the Company generated no revenue.

Expenses

For the nine months ended September 30, 2020, the Company incurred operating expenses consisting of $68,479 in consulting, legal and accounting fees as well as general and administrative expenses of $1,466. For the nine months ended September 30, 2019, we incurred no operating expenses.

Net Loss

For the nine months ended September 30, 2020 we incurred a net loss of $69,946 We had net loss of $0 for the nine months ended September 30, 2019. The increase is due to no activity during the 2019 fiscal year and our reverse recapitalization with Asia Image in March 2020.

Liquidity

Currently, we are relying on sales of our products. Currently, we pay costs associated with running a business on a day to day basis.

As of December 31, 2019, we had no cash on hand and current liabilities of $167,554. As of December 31, 2018, we had no cash on hand and current liabilities of $167,554.

As of September 30, 2020, we had $54,378 in cash on hand and current liabilities of $319,391. As of September 30, 2019, we had no cash on hand and current liabilities of $167,554.

To the extent that our capital resources are insufficient to meet current or planned operating requirements, we will seek additional funds through equity or debt financing, collaborative or other arrangements with corporate partners, licensees or others, and from other sources, which may have the effect of diluting the holdings of existing shareholders. The Company has no current arrangements with respect to, or sources of, such additional financing and we do not anticipate that existing shareholders will provide any portion of our future financing requirements.

No assurance can be given that additional financing will be available when needed or that such financing will be available on terms acceptable to the Company. If adequate funds are not available, we may be required to delay or terminate expenditures for certain of its programs that it would otherwise seek to develop and commercialize. This would have a material adverse effect on the Company.

 Off-Balance Sheet Arrangements

As of December 31, 2019 and 2018, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K promulgated under the Securities Act of 1934.

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As of September 30, 2020 and 2019, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K promulgated under the Securities Act of 1934.

Contractual Obligations and Commitments

As of December 31, 2019 and 2018, we did not have any contractual obligations. As of September 30, 2020 and 2019, we did not have any contractual obligations.

Critical Accounting Policies

Our significant accounting policies are described in the notes to our financial statements for the years ended December 31, 2019 and 2018, and are included elsewhere in this registration statement.

Our significant accounting policies are described in the notes to our financial statements for the years ended September 30, 2020 and 2019, and are included elsewhere in this registration statement.

ITEM 3. PROPERTIES.

Our mailing address is 1107, Tower 1, Lippo Centre, 89 Queensway, Admiralty, Hong Kong.

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ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

The following table sets forth as of December 31, 2018 and December 31, 2019 the number of shares of the Company’s common stock and preferred stock owned on record or beneficially by each person known to be the beneficial owner of 5% or more of the issued and outstanding shares of the Company’s voting stock, and by each of the Company’s directors and executive officers and by all its directors and executive officers as a group.

List of Common stockholder

Name of Shareholder	Affiliation with Company	Address (State / Country)	Number of Shares	Holding %	Note
Continental Worldwide Holdings Pvt Ltd	N/A	Hong Kong	100,000	5.01%
Dragon Ace Gobal Limited	N/A	Hong Kong	700,000	35.06%
Stanford Gobal Capital Limited	N/A	Hong Kong	550,000	27.55%
Standford Gobal Capital Limited	N/A	Hong Kong	150,000	7.51%
Chi Hung Tsang	N/A	Hong Kong	121,713	6.10%
Raymond Fu	President / CEO/ Secretary / Treasurer / Director	Hong Kong	0	0%
Rhonda Keaveney	CEO/ Secretary/ Treasurer/ Director	Arizona / United States of America	0	0%

List of Preference Shareholders-

Name of Shareholder	Affiliation with Company	Address (State / Country)	Number of Shares	Holding %	Nature of Preference shares	Notes
Dragon Ace Gobal Limited	N/A	Hong Kong	250,000	38.46%	Series A
Standford Gobal Capital Limited	N/A	Hong Kong	250,000	38.46%	Series A
Chuang Fu Qu Kuai Lian Technology (Shenzhen) Limited	N/A	Hong Kong	150,000	23.08%	Series B	2

The following table sets forth as of February 2, 2021 the number of shares of the Company’s common stock and preferred stock owned on record or beneficially by each person known to be the beneficial owner of 5% or more of the issued and outstanding shares of the Company’s voting stock, and by each of the Company’s directors and executive officers and by all its directors and executive officers as a group.

List of Common stockholder

Name of Shareholder	Affiliation with Company	Address (State / Country)	Number of Shares	Holding %	Note
Uonlive (Hong Kong) Limited		Hong Kong	650,000,000	99%	[1]
Raymond Fu	President / CEO/ Secretary / Treasurer / Director	Hong Kong	100,000	0.015%
Timothy Lam Chee Yau	Secretary, Director	Hong Kong	0	0
Thomas Yip Kwok Fai	Director	Hong Kong	0	0
Michael Woo Chi Wai	Director	Hong Kong	0	0

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List of Preference shareholders-

Name of Shareholder	Affiliation with Company	Address (State / Country)	Number of Shares	Holding %	Nature of Preference shares	Note
Dragon Ace Gobal Limited	N/A	Hong Kong	250,000	21.37%	Series A
Standford Gobal Capital Limited	N/A	Hong Kong	250,000	21.37%	Series A
Chuang Fu Qu Kuai Lian Technology (Shenzhen) Limited	N/A	Hong Kong	150,000	12.82%	Series B	2
Uonlive (Hong Kong) Limited		Hong Kong	520,000	44.44%	Series A	3

1 Raymond Fu is the indirect beneficial owner of 650,000,000 of common stock of the Company through Uonlive (Hong Kong) Limited, of which Raymond Fu is the indirect beneficial owner of 99% of its share capital.

2 Raymond Fu is the indirect beneficial owner of 150,000 of preference shares of Company through Chuang Fu Qu Kuai Lian Technology (Shenzhen) Limited.

3 Raymond Fu is the indirect beneficial owner of 520,000 of preference shares of the Company through Uonlive (Hong Kong) Limited.

ITEM 5. DIRECTORS AND EXECUTIVE OFFICERS.

Name	Age	Position(s)
Raymond Fu	52	President, Treasurer, CEO, Secretary, Director
Timothy Lam Chee Yau	36	Secretary, Director
Thomas Yip Kwok Fai	61	Director
Michael Woo Chi Wai	52	Director
Rhonda Keaveney	53	Prior CEO, Secretary, Treasurer, and Director

FU, RAYMOND

Mr. Raymond Fu has more than 20 years of professional experience in operations, management and M&A in the finance industry. From 1993 until 2005, Mr Fu worked various roles at Triplenic Holdings Limited (now known as Fujian Group Limited (HKEX:181)), including as an executive director where he helped the group grow from a market value of 1 billion HKD to 300 billion HKD. From 2005 to present, Mr Fu has held his role as an executive director of Asia Image Investment Limited.

Mr Fu is also currently serving as the sole director and controlling shareholder of Uonlive (Hong Kong) Limited, a company incorporated in Hong Kong, since its incorporation on 22 May 2020. He is also the sole director and a shareholder of Chuang Fu Capital Equity CCI Capital Limited, a Hong Kong company, since its incorporation on 4 December 2018. Chuang Fu Capital Equity CCI Capital Limited is the sole shareholder of Chuang Fu Qu Kuai Technology (Shenzhen) Limited, a company incorporated in Shenzhen, China.

Mr. Fu has served in various public positions including President of the Lions Club and Honorary President of the New Territories Manufacturer's Association.

LAM, CHEE YAU TIMOTHY

Timothy was admitted as a lawyer in New South Wales, Australia in 2007. He is also admitted and a qualified lawyer in New Zealand and Hong Kong. Since 2019, he has been a Partner in a Hong Kong law firm and has experience across multiple jurisdictions including USA, Hong Kong, Australia, China, New Zealand, Thailand, Cayman Islands and the BVI. Timothy has worked in both domestic and international firms in Australia and Hong Kong.

Timothy has a Bachelors in Arts (Philosophy), Bachelors in Law, Masters in Law (Corporate and Finance), Masters in Industrial Property, Masters in Applied Law (Commercial Litigation), Masters in Strategic Public Relations, Masters in Buddhist Studies and is currently completing his Masters in Buddhist Counselling.

Timothy has advised and acted for multiple listed companies in Hong Kong and Australia. He has also advised listed company board members on their obligations and has also advised high level corporate and governmental staff as to their duties in their roles.

Timothy is a Member of the Hong Kong Law Society, a Member of the NSW Law Society, a Governor to the Board of the Children’s Cancer Foundation and a Fellow of the Hong Kong Institute of Directors. He has acted on multiple boards in private companies in Australia and Hong Kong.

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YIP, KWOK FAI THOMAS

Thomas has over 40 years’ working experience spanning across numerous industries. He first started in the 1970’s as a Business Coordinator for the Taikoo Royal Insurance Co Ltd. He has since worked across various companies at managerial and director levels including sitting on the Board of Directors for various Hong Kong companies and USA listed companies.

From 1988 to 1993, Thomas worked as a manager for Gibbs Insurance Consultants (HSBC Insurance Brokers (Asia) Limited. From 1993 to 2001, Thomas worked as a Deputy General Manager for Sime Hoggs Robinson Insurance Brokers Limited. From 2001 to 2005, Thomas worked as an Assistant Director to Health Lambert (Hong Kong) Limited. From 2005 to 2012, Thomas worked as an Executive Director for Willis Hong Kong Limited.

Since 2012, Thomas is currently serving as a Managing Director for Seascope Risk Services (HK) Limited.

Thomas obtained his MBA from the European University in 2017 and is a member of the Chinese Institute of Certificated Financial Planners and a Member of the Chinese Institute of Registered Financial Analysts. Thomas is also an executive committee member of the Professional Insurance Brokers Association, the Founder and CEO of Bassac Insurance Broker Co Ltd (a Licensed Broker in Cambodia), a Senior Consultant and Compliance Officer to Right Choice Insurance Broker Co Ltd ( a Licensed Broker in China), an Association Executive Committee Member of the China Grater Bay Area Standards Association Ltd, and a operation officer and licence holder of Tangent Asia Pacific Finance Ltd (a HK Licensed Money Lender).

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WOO, CHI WAI MICHAEL

Michael is a consultant and has over 20 years of specialized experience working for international financial institutions and large corporate enterprises. His experience spans across working for various listed companies in multi-jurisdictions including the USA, Singapore, Hong Kong, Australia and China. From 1997 to 1999, Michael joined the Australian listed company Zhongxiang Construction Group (ASX:CIH) as a deputy manager of project financing. In 2003 to 2008, Michael joined Hong Kong First Asia Financial Group (now known as National Investment Limited HKEX:1227) as a partner of the global capital markets team. From 2009 to 2013, Michael Joined the China Minmetals Securities as the International Capital Markets Operations Director. From 2017 to 2019, Michael joined the HSBC Financial Group Co., Ltd as a Chief Strategy Officer. He has been involved in multiple large-scale deals which include raising over 1 billion dollars’ worth of capital. He has also experience in managing companies at various levels including acting as a director for various company boards.

KEAVENEY, RHONDA

Ms. Keaveney holds a Juris Doctor degree and a Master Certificate in Project Management. She has extensive knowledge in the areas of FINRA corporate filings, OTC Markets filings, and SEC compliance filings. She has had over 20 years working with small cap companies. She is the owner of Small Cap Compliance, LLC which was the Custodian of the Company between June 15, 2018 until its discharge on December 5, 2018. From June 13, 2018 until September 7, 2018, Rhonda was the CEO, Secretary, Treasurer and Director of the Company. She resigned all positions from the Company on September 7, 2018.

ITEM 6. EXECUTIVE COMPENSATION.

No executive compensation was paid during the fiscal years ended December 31, 2019 and 2018. The Company has no employment agreement with any of its officers and directors.

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE.

On June 15, 2018, the eight judicial District Court of Nevada appointed Small Cap Compliance, LLC as custodian for Uonlive Corporation., proper notice having been given to the officers and directors of Uonlive Corporation. There was no opposition.

On August 7, 2018, the Company filed a Certificate of Reinstatement with the state of Nevada.

ITEM 8. LEGAL PROCEEDINGS.

None.

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ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

Our common stock is currently quoted on the OTC market "Pink Sheets" under the symbol UOLI. For the periods indicated, the following table sets forth the high and low bid prices per share of common stock. The below prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.

	Price Range
Period	High	Low
Year ended December 31, 2019
First Quarter	$0.32	0.32
Second Quarter	$0.32	0.32
Third Quarter	$0.32	0.10
Fourth Quarter	$0.3027	0.10
Year Ended December 31, 2020:
First Quarter	$0.21	0.10
Second Quarter	$0.22	0.10
Third Quarter	$0.60	0.30

ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES.

None.

ITEM 11. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

Common Stock

We are authorized to issue 1,000,000,000 common shares at a par value of $.001. As of February 2, 2021 there are 652,096,355 common shares outstanding. Each holder of Common Stock shall be entitled to one vote per share.

Preferred Stock

We are authorized to issue 10,000,000 shares of preferred stock at a par value of $0.001. Out of the 10,000,000 shares of preferred stock, we are authorized to issue 2,000,000 shares of Series A Preferred Stock and 1,000,000 shares of Series B Preferred Stock.

As of February 2, 2021, we have issued 1,020,000 shares of Series A Preferred Shares, with $0.001 par value per share.

Series A Preferred Shares

The following is a description of the material rights of our Series A Convertible Preferred Stock: Each share of Series A convertible Preferred Stock shall have a par value of $0.001 per share. The Series A Preferred Stock shall vote on any matter that may from time to time be submitted to the Company’s shareholders for a vote, on a one for one basis. If the Company effects a stock split which either increases or decreases the number of shares of Common Stock outstanding and entitled to vote, the voting rights of the Series A shall not be subject to adjustment unless specifically authorized.

Each share of Series A Convertible Preferred Stock shall be convertible into one share of Common Stock (“Conversion Ratio”), at the option of a Holder, at any time and from time to time, from and after the issuance of the Series A Preferred Stock.

In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, subject to the rights of any existing series of Preferred Stock or to the rights of any series of Preferred Stock which may from time to time hereafter come into existence, the holders of the Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the price per share actually paid to the Corporation upon the initial issuance of the Series A Preferred Stock (each, the “the Original Issue Price”) for each share of Series A Preferred Stock then held by them, plus declared but unpaid dividends. Unless the Corporation can establish a different Original Issue Price in connection with a particular sale of Series A Preferred Stock, the Original issue price shall be $0.001 per share for the Series A Preferred Stock. If, upon the occurrence of any liquidation, dissolution or winding up of the Corporation, the assets and funds thus

22

Dividends

Dividends, if any, will be contingent upon our revenues and earnings, if any, capital requirements and financial conditions. The payment of dividends, if any, will be within the discretion of our board of directors. We intend to retain earnings, if any, for use in our business operations and accordingly, the board of directors does not anticipate declaring any dividends prior to an acquisition transaction, nor can there be any assurance that any dividends will be paid following any acquisition.

Series B Preferred Shares

As of February 2, 2021, we have issued 800,000 shares of Series B Preferred Shares, with $0.001 par value per share. 650,000 of those Series B Preferred Shares have been converted to common stock leaving 150,000 Series B Preferred Shares.

The following is a description of the material rights of our Series B Convertible Preferred Stock: Each share of Series B convertible Preferred Stock shall have a par value of $0.001 per share. The Series B Preferred Stock shall vote on any matter that may from time to time be submitted to the Company’s shareholders for a vote, on a 1,000 for one basis. If the Company effects a stock split which either increases or decreases the number of shares of Common Stock outstanding and entitled to vote, the voting rights of the Series A shall not be subject to adjustment unless specifically authorized.

Each share of Series B Convertible Preferred Stock shall be convertible into one thousand shares of Common Stock (“Conversion Ratio”), at the option of a Holder, at any time and from time to time, from and after the issuance of the Series B Preferred Stock.

In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, subject to the rights of any existing series of Preferred Stock or to the rights of any series of Preferred Stock which may from time to time hereafter come into existence, the holders of the Series B Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the price per share actually paid to the Corporation upon the initial issuance of the Series B Preferred Stock (each, the “the Original Issue Price”) for each share of Series B Preferred Stock then held by them, plus declared but unpaid dividends. Unless the Corporation can establish a different Original Issue Price in connection with a particular sale of Series B Preferred Stock, the Original issue price shall be $0.001 per share for the Series B Preferred Stock. If, upon the occurrence of any liquidation, dissolution or winding up of the Corporation, the assets and funds thus

Dividends

Dividends, if any, will be contingent upon our revenues and earnings, if any, capital requirements and financial conditions. The payment of dividends, if any, will be within the discretion of our board of directors. We intend to retain earnings, if any, for use in our business operations and accordingly, the board of directors does not anticipate declaring any dividends prior to an acquisition transaction, nor can there be any assurance that any dividends will be paid following any acquisition.

23

ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our articles of incorporation, by-laws and director indemnification agreements provide that each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or an officer of Brenham or, in the case of a director, is or was serving at our request as a director, officer, or trustee of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by us to the fullest extent authorized by the Nevada General Corporation Law against all expense, liability and loss reasonably incurred or suffered by such.

Section 145 of the Nevada General Corporation Law permits a corporation to indemnify any director or officer of the corporation against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reason to believe his or her conduct was unlawful. In a derivative action, (i.e., one brought by or on behalf of the corporation), indemnification may be provided only for expenses actually and reasonably incurred by any director or officer in connection with the defense or settlement of such an action or suit if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be provided if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine that the defendant is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Pursuant to Section 102(b)(7) of the Nevada General Corporation Law, Article Seven of our articles of incorporation eliminates the liability of a director to us for monetary damages for such a breach of fiduciary duty as a director, except for liabilities arising:

• from any breach of the director's duty of loyalty to us;
• from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
• under Section 174 of the Nevada General Corporation Law; and
• from any transaction from which the director derived an improper personal benefit.

24

ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

FOR THE PERIOD ENDED SEPTEMBER 30, 2020

Unaudited Pro Forma Condensed Combined Financial Information	F-13

Unaudited Proforma Condensed Combined Balance Sheets	F-14

Unaudited Proforma Condensed Combined Statements Of Operations	F-15

Notes To The Unaudited Proforma Condensed Combined Financial Statements	F-17

25

(Formally known as “AJSH & Co.” converted and registered as LLP on 11-04-2016 vide LLPIN: AAG-1471)	C-7/227, Sector-7, Rohini New Delhi -110085 Tel: +91 11 4559 6689 Email: info@ajsh.in

Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors of Uonlive Corporation

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Uonlive Corporation (the “Company”) as on December 31, 2019 & December 31, 2018, the related statements of operations, changes in stockholders’ deficit and cash flows, for the year then ended, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 & December 31, 2018, and the results of its operations and its cash flow for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of financial statement. We believe that our audits provide a reasonable basis for our opinion.

F-1

Substantial Doubt about the Company Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered accumulated losses of $3,520,320 from operations and has a net working capital deficiency of $167,554 that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/AJSH & Co LLP

We have served as the Company’s auditor since 2020.

New Delhi, India

November 17, 2020

F-2

UONLIVE CORPORATION.

BALANCE SHEETS

(Audited)

	Note no.	December 31,	December 31,
		2019	2018
ASSETS
CURRENT ASSETS:
Cash	2-	$-	$-
TOTAL ASSETS		$-	$-

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Loan payable – related party	4	167,554	167,554
Total current liabilities		167,554	167,554

Commitments and Contingencies		-	-

STOCKHOLDERS’ DEFICIT
Series B Convertible Preferred stock, par value $0.001 per share; 1,000,000 shares authorized; 150,000 shares issued and outstanding at December 31, 2019 and 2018, respectively	6	150	150
Preferred stock, par value $0.001 per share; 10,000,000 shares authorized; 500,000 shares issued and outstanding at December 31, 2019 and 2018, respectively	6	500	500
Common stock, par value $0.001 per share; 200,000,000 shares authorized; 1,996,355 shares issued and outstanding at December 31, 2019 and December 31, 2018, respectively	7	1,996	1,996
Additional paid in capital		3,350,120	3,350,120
Accumulated Deficit		(3,520,320.00)	(3,520,320.00)
Total stockholder’s deficit		(167,554)	(167,554.00)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT		$-	$-

The accompanying notes are an integral part of these financial statements

F-3

UONLIVE CORPORATION.

STATEMENTS OF OPERATIONS

(Audited)

	Note no.	For the fiscal year ended
		December 31,
		2019	2018
Revenues		$–	$–

Operating expenses
Consulting fees	6	-	30,000
Legal fees		-	-
Accounting and auditing fees		-	-
Total operating expense		-	30,000

Net loss		$-	$(30,000.00)
Net loss per common share – basic and diluted		$-	$-0.02
Weighted average common shares outstanding – basic and diluted		1,996,355	1,996,355

The accompanying notes are an integral part of these financial statements

F-4

UONLIVE CORPORATION.

STATEMENT OF STOCKHOLDERS’ DEFICIT

FOR THE FISCAL YEAR ENDED DECEMBER 31, 2019 AND DECEMBER 31, 2018

(Audited)

			Series B Convertible
	Preferred Stock		Preferred Stock		Common Stock		Additional		Total
	Number of Shares	Par Value	Number of Shares	Par Value	Number of Shares	Par Value	Paid in Capital	Accumulated Deficit	Stockholders' Equity

Balance - December 31, 2017	500,000	$500	-	$-	1,996,355	$1,996	$3,320,270	$(3,490,320)	$(167,554)
									-
Shares issued for services -Preferred	-	-	150,000	150			29,850		30,000
Net loss	-	-	-	-	-	-	-	(30,000)	(30,000)
Balance - December 31, 2018	500,000	$500	150,000	$150	1,996,355	$1,996	$3,350,120	$(3,520,320)	$(167,554)

Net loss	-	-	-	-	-	-	-	-	-
Balance - December 31, 2019	500,000	$500	150,000	$150	1,996,355	$1,996	$3,350,120	$(3,520,320)	$(167,554)

The accompanying notes are an integral part of these financial statements.

F-5

UONLIVE CORPORATION.

STATEMENTS OF CASH FLOWS

FOR THE PERIOD

(Audited)

For the Year Ended December 31,
	2019	2018
OPERATING ACTIVITIES:

Net Loss	$-	$(30,000)

Adjustments to reconcile net loss to net cash (used in) operating activities:
Preferred stock issued for services	-	30,000
Changes in assets and liabilities

	-	-
Loan payable – related party	-	-
NET CASH USED IN OPERATING ACTIVITIES	-	-

NET (DECREASE) INCREASE IN CASH	-	-

CASH – BEGINNING OF PERIOD	-	-
CASH – END OF PERIOD	$-	$-
SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:

Cash paid during the periods for:
Interest	-	-
Taxes

Non-cash investing and financing activities:
	-	-
	-	-
	-	-

The accompanying notes are an integral part of these financial statements.

F-6

UONLIVE CORPORATION.

NOTES TO FINANCIAL STATEMENTS

FOR THE FISCAL YEAR ENDED DECEMBER 31, 2019 and DECEMBER 31, 2018

(Audited)

Note 1 – Organization and basis of accounting

Basis of Presentation and Organization

This summary of significant accounting policies of UONLIVE CORPORATION. (a development stage company) (“the Company”) is presented to assist in understanding the Company's financial statements. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the accompanying financial statements. The Company has realized minimal revenues from its planned principal business purpose and, accordingly, is considered to be in its development stage in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic No. 915 (SFAS No. 7).  The Company has elected a fiscal year end of December 31.

Business Description

Uonlive Corporation (“UOLI” or the “Company”) was incorporated under the laws of the State of Nevada on January 29, 1998 as Weston International Development Corporation. On July 28, 1998, its name was changed to Txon International Development Corporation. On September 15, 2000, the Company changed its name to China World Trade Corporation. On July 2, 2008, the Company further changed its name to Uonlive Corporation.

The Company ceased operations in early 2015. The Company has fully impaired all assets since the shutdown of its operations in 2015 and has recorded the effects of this impairment as part of its discontinued operations.

On June 15, 2018, the eight judicial District Court of Nevada appointed Small Cap Compliance, LLC as custodian for Uonlive Corporations., proper notice having been given to the officers and directors of Uonlive Corporation. There was no opposition.

On August 7, 2018, the Company filed a Certificate of Reinstatement with the state of Nevada.

The accompanying financial statements are prepared on the basis of accounting principles generally accepted in the United States of America (“GAAP”). The Company is a development stage enterprise devoting substantial efforts to establishing a new business, financial planning, raising capital, and research into products which may become part of the Company’s product portfolio. The Company has not realized significant sales through since inception. A development stage company is defined as one in which all efforts are devoted substantially to establishing a new business and, even if planned principal operations have commenced, revenues are insignificant.

The accompanying financial statements have been prepared assuming the continuation of the Company as a going concern. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and is dependent on debt and equity financing to fund its operations. Management of the Company is making efforts to raise additional funding until a registration statement relating to an equity funding facility is in effect. While management of the Company believes that it will be successful in its capital formation and planned operating activities, there can be no assurance that the Company will be able to raise additional equity capital, or be successful in the development and commercialization of the products it develops or initiates collaboration agreements thereon. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

F-7

Note 2 – Summary of significant accounting policies

Cash and Cash Equivalents

The Company doesn’t maintain any bank accounts and does not have any cash in hand. For day to day business activities, the Company depends upon the directors’ personal accounts.

For purposes of reporting within the statements of cash flows, the Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

The Company accounts for revenue under Accounts Standard Codification(“ASC”) ASC 606, Revenue from Contracts. ASC 606 creates a five-step model that requires entities to exercise judgment when considering the terms of contracts, which includes (1) identifying the contracts or agreements with a customer, (2) identifying our performance obligations in the contract or agreement, (3) determining the transaction price, (4) allocating the transaction price to the separate performance obligations, and (5) recognizing revenue as each performance obligation is satisfied. The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the services it transfers to its clients.

The Company has no source of revenue as it is currently a shell company which is moving forward with the business of identifying and entering into a business combination with a privately held business or company. As such, no revenue has been recognized to date.

Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with ASC 718 Compensation - Stock Compensation (“ASC 718”). ASC 718 addresses all forms of share-based payment (“SBP”) awards including preferred stock.

Net Loss Per Share

Basic net loss per share is computed by dividing net loss by the weighted-average number of common shares outstanding during the period, including the prefunded warrants that were reclassified from warrant liability to equity as a result of the reverse stock split. Diluted net loss per share is based on the weighted-average common shares outstanding during the period plus dilutive potential common shares calculated using the treasury stock method. Such potentially dilutive shares are excluded when the effect would be to reduce a net loss per share. For purposes of basic and diluted per share computations, loss from continuing operations and net loss are reduced by the down round adjustments for convertible preferred stock.

F-8

The following table sets forth the potential shares of common stock that are not included in the calculation of diluted net loss per share because to do so would be anti-dilutive as of the end of each period presented:

	December 31,
	2019	2018
Convertible preferred stock	650,000	650,000

Income Taxes

The Company accounts for income taxes pursuant to FASB ASC Topic 740, Income Taxes. Under FASB ASC Topic 740, deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes. The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences.

The Company maintains a valuation allowance with respect to deferred tax assets. The Company establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company’s financial position and results of operations for the current period. Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carry-forward period under the Federal tax laws.

Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about the reliability of the related deferred tax asset. Any change in the valuation allowance will be included in income in the year of the change in estimate.

Subsequent Event

The Company evaluated subsequent events through the date when financial statements are issued for disclosure consideration.

Recent Accounting Pronouncements

In February 2016, the FASB issued an accounting standards update for leases. The ASU introduces a lessee model that brings most leases on the balance sheet. The new standard also aligns many of the underlying principles of the new lessor model with those in the current accounting guidance as well as the FASB's new revenue recognition standard. However, the ASU eliminates the use of bright-line tests in determining lease classification as required in the current guidance. The ASU also requires additional qualitative disclosures along with specific quantitative disclosures to better enable users of financial statements to assess the amount, timing, and uncertainty of cash flows arising from leases. The pronouncement is effective for annual reporting periods beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020, for nonpublic entities using a modified retrospective approach. Early adoption is permitted. The Company is still evaluating the impact that the new accounting guidance will have on its financial statements and related disclosures and has not yet determined the method by which it will adopt the standard.

F-9

 Note 3- Going Concern

The Company has an accumulated deficit of $3,520,320 and a working capital deficit of $167,554, as of December 31, 2019, and a working capital deficit of $167,554 as of December 31, 2018. The accompanying financial statements have been prepared assuming the continuation of the Company as a going concern. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and is dependent on debt and equity financing to fund its operations. Management of the Company is making efforts to raise additional funding until a registration statement relating to an equity funding facility is in effect. While management of the Company believes that it will be successful in its capital formation and planned operating activities, there can be no assurance that the Company will be able to raise additional equity capital or be successful in the development and commercialization of the products it develops or initiates collaboration agreements thereon. As a result of these factors, management has determined that there is substantial doubt about the Company ability to continue as a going concern. However, the accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

Note 4 – Related party transactions

On June 15, 2018, the eight judicial District Court of Nevada appointed Small Cap Compliance, LLC as custodian for Uonlive Corporation., proper notice having been given to the officers and directors of Uonlive Corporation. There was no opposition.

On August 7, 2018, the Company filed a Certificate of Reinstatement with the state of Nevada.

Loan Payable-Related Party

As of December 31, 2019 and December 31, 2018, the Company has a loan payable of $167,554 and $167,554 to Mr. Raymond Fu, President and Chief Executive Officer of the Company. This loan is unsecured, non-interest bearing and it is repayable on demand.

Note 5 – Income taxes

The Company provides for income taxes under FASB ASC 740, Accounting for Income Taxes. FASB ASC 740 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect currently.

FASB ASC 740 requires the reduction of deferred tax assets by a valuation allowance, if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. In the Company’s opinion, it is uncertain whether they will generate sufficient taxable income in the future to fully utilize the net deferred tax asset. No net loss or income was recorded in 2019. Therefore no deferred tax assets or liabilities have been calculated in 2019 or 2018.

Note 6 – Preferred stock

Preferred Stock

On March 28, 2008, the Company created 500,000 shares of Series A Convertible Preferred Stock with $.001 par value, out of the 10,000,000 preferred stock that was authorized. 250,000 shares of Series A Convertible Preferred Stock was issued to Dragon Ace Global and 250,000 shares of Series A Convertible Preferred Stock was issued to Standford Global Capital Limited.

F-10

The following is a description of the material rights of our Series A Convertible Preferred Stock: Each share of Series A convertible Preferred Stock shall have a par value of $0.001 per share. The Series A Preferred Stock shall vote on any matter that may from time to time be submitted to the Company’s shareholders for a vote, on a one for one basis. If the Company effects a stock split which either increases or decreases the number of shares of Common Stock outstanding and entitled to vote, the voting rights of the Series A shall not be subject to adjustment unless specifically authorized.

Each share of Series A Convertible Preferred Stock shall be convertible into one share of Common Stock (“Conversion Ratio”), at the option of a Holder, at any time and from time to time, from and after the issuance of the Series A Preferred Stock.

In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, subject to the rights of any existing series of Preferred Stock or to the rights of any series of Preferred Stock which may from time to time hereafter come into existence, the holders of the Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the price per share actually paid to the Corporation upon the initial issuance of the Series A Preferred Stock (each, the “the Original Issue Price”) for each share of Series A Preferred Stock then held by them, plus declared but unpaid dividends. Unless the Corporation can establish a different Original Issue Price in connection with a particular sale of Series A Preferred Stock, the Original issue price shall be $0.001 per share for the Series A Preferred Stock. If, upon the occurrence of any liquidation, dissolution or winding up of the Corporation, the assets and funds thus

Dividends

Dividends, if any, will be contingent upon our revenues and earnings, if any, capital requirements and financial conditions. The payment of dividends, if any, will be within the discretion of our board of directors. We intend to retain earnings, if any, for use in our business operations and accordingly, the board of directors does not anticipate declaring any dividends prior to an acquisition transaction, nor can there be any assurance that any dividends will be paid following any acquisition.

On September 7, 2018 the Company authorized the issue of 1,000,000 shares of Series B Convertible Preferred Stock with $.001 par value. On September 07, 2018, the Company issued 150,000 shares of the Series B convertible preferred stock to Chuang Fu Qu Kuai Lian Technology (Shenzhen) Limited for services valued at $30,000.

The following is a description of the material rights of our Series B Convertible Preferred Stock:

Each share of Series B convertible Preferred Stock shall have a par value of $0.001 per share. The Series B Preferred Stock shall vote on any matter that may from time to time be submitted to the Company’s shareholders for a vote, on a 1,000 for one basis. If the Company effects a stock split which either increases or decreases the number of shares of Common Stock outstanding and entitled to vote, the voting rights of the Series A shall not be subject to adjustment unless specifically authorized.

Each share of Series B Convertible Preferred Stock shall be convertible into 1,000 shares of Common Stock (“Conversion Ratio”), at the option of a Holder, at any time and from time to time, from and after the issuance of the Series C Preferred Stock.

F-11

In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, subject to the rights of any existing series of Preferred Stock or to the rights of any series of Preferred Stock which may from time to time hereafter come into existence, the holders of the Series B Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the price per share actually paid to the Corporation upon the initial issuance of the Series B Preferred Stock (each, the “the Original Issue Price”) for each share of Series B Preferred Stock then held by them, plus declared but unpaid dividends. Unless the Corporation can establish a different Original Issue Price in connection with a particular sale of Series B Preferred Stock, the Original issue price shall be $0.001 per share for the Series B Preferred Stock. If, upon the occurrence of any liquidation, dissolution or winding up of the Corporation, the assets and funds thus distributed among the holders of the Series B Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then, subject to the rights of any existing series of Preferred Stock or to the rights of any series of Preferred Stock which may from time to time hereafter come into existence, the entire assets and funds of the corporation legally available for distribution shall be distributed ratably among the holders of the each series of Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

The Series B Preferred Stock shares are nonredeemable other than upon the mutual agreement of the Company and the holder of shares to be redeemed, and even in such case only to the extent permitted by this Certificate of Designation, the Corporation’s Articles of Incorporation and applicable law.

Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Issue Price of the Series B Preferred Stock by the Series B Conversion Price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion.

As of December 31, 2019, the Company has 150,000 shares of Series B Convertible preferred shares and 500,000 shares of Series A Convertible preferred shares outstanding.

Note 7 – Common stock

As of December 31, 2019, a total of 1,996,355 shares of common stock with par value $0.001 remain outstanding.

The Authorized shares of the Company as at February 2, 2021 is 1,000,000,000 shares of common stock with par value $0.001.

Note 8 – Subsequent Event

On January 13, 2020, Edwin Lun, the secretary of the Board of Directors resigned. On January 13, 2020, the Board of Directors accepted his resignation. Also on January 13, 2020, (i) Chee Yau Timothy Lam was appointed and consented to act as the new secretary of the Board of Directors and a member of the Board of Directors of the Company, (ii) Kwok Fai Thomas Yip was appointed and consented to act as a member of the Board of Directors of the Company, and (iii) Chi Wai Michael Woo was appointed and consented to act as a member of the Board of Directors of the Company.

On March 2, 2020, the Company entered into a Definitive Share Agreement whereby Mr. Raymond Fu, the sole shareholder of Asia Image Investment Limited, relinquished all his shares in Asia Image and acquired 100,000 shares of the Company. Consequently, Asia Image became a wholly-owned subsidiary of the Company.

On May 26, 2020, the Company issued 650,000 shares of Series B Convertible Preferred Stock to Uonlive (Hong Kong) Limited. On 8 June 2020, Uonlive (Hong Kong) Limited converted the 650,000 Series B Convertible Preferred Stock to common stock.

On October 07, 2020, the Company created an additional 1,500,000 Series A Convertible Preferred Stock with a par value of $.001. On 7 October 2020, the Company issued 520,000 of the Series A Convertible Preferred Stock to Uonlive (Hong Kong) Limited .

On February 2, 2021, the Company has 1,020,000 Series A Convertible Preferred Stock and 150,000 shares of Series B Convertible Preferred Stock outstanding.

F-12

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information was prepared under United States generally accepted accounting principles (“U.S. GAAP”), and gives effect to the Share Exchange Agreement (the “Share Exchange”) between Uonlive Corporation. (“Uonlive”) and Asia Image Investments Ltd (“Asia Image”) to be accounted for as a reverse acquisition under U.S. GAAP. In addition, the pro forma condensed combined financial information gives effect to the proposed issuance of 100,000 shares of Uonlive’ shares of common stock to Asia Image’ shareholders.

The Share Exchange is accounted for as a reverse recapitalization under U.S. GAAP as the Share Exchange results in a change of control of Uonlive. Asia Image was determined to be the accounting acquirer based upon the terms of the Share Exchange and other factors including: (i) Asia Image’ shareholders are expected to own approximately 100% of Uonlive’ issued and outstanding common stock immediately following the effective time of the Share Exchange (the “Closing”), and (ii) Asia Image’ management will hold all key positions in the management of the combined company. The Closing of the Share Exchange is subject to certain conditions, including the approval of Unolive’ shareholders.

The following unaudited pro forma condensed combined financial statements are based on Asia Image’ historical financial statements and Uonlive’ historical financial statements, as adjusted, to give effect to Asia Image’ reverse recapitalization of Uonlive. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2020 and the year ended December 31, 2019 give effect to these transactions as if they had occurred on January 1, 2019. The unaudited pro forma condensed combined balance sheet as of September 30, 2020 gives effect to these transactions as if they had occurred on September 30, 2020. Because Asia Image will be treated as the acquirer under the reverse recapitalization, Asia Image’ and Uonlive’ assets and liabilities will be recorded at their precombination carrying amounts in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is based on the assumptions and adjustments that are described in the accompanying notes. The application of reverse recapitalization accounting is dependent upon certain valuations and other studies that have yet to be completed. Accordingly, the pro forma adjustments are preliminary, subject to further revision as additional information becomes available and additional analyses are performed and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information. Differences between these preliminary estimates and the final reverse recapitalization accounting, expected to be completed at the Closing, will occur and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial information and the combined organization’s future results of operations and financial position.

The unaudited pro forma condensed combined financial information does not give effect to the potential impact of current financial conditions, regulatory matters, operating efficiencies or other savings or expenses that may be associated with the integration of the two companies. The unaudited pro forma condensed combined financial information is preliminary and has been prepared for illustrative purposes only and is not necessarily indicative of the financial position or results of operations in future periods or the results that actually would have been realized had Uonlive and Asia Image been a combined organization during the specified periods. The actual results reported in periods following the transaction may differ significantly from those reflected in the pro forma condensed combined financial information presented herein for a number of reasons, including, but not limited to, differences between the assumptions used to prepare this pro forma condensed combined financial information.

The assumptions and estimates underlying the unaudited adjustments to the pro forma condensed combined financial statements are described in the accompanying notes, which should be read together with the pro forma condensed combined financial statements.

F-13

UNAUDITED PROFORMA CONDENSED COMBINED BALANCE SHEETS

AT SEPTEMBER 30, 2020

	Uonlive	Asia Image	Proforma Adjustments	Note	Proforma Combined

ASSETS
Current Assets

Cash and cash equivalents	$-	$54,378	$-		$54,378
Prepaid expenses	3,000	1	-		3,001
TOTAL ASSETS	$3,000	$54,379	$-		$57,379

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities
Accounts payable and accrued expenses	$-	$1,532	$-		$1,532
Loan payable - related parties	28,467	121,838	-		150,305
Notes payable	167,554	-	-		167,554
TOTAL LIABILITIES	196,021	123,370	-		319,391

Commitments and contingencies	-	-

Stockholders' Deficit
Series B Preferred stock: 1,000,000 shares authorized; $0.001 par value	150	-	-		150
Preferred stock: 10,000,000 shares authorized; $0.001 par value	500	-	-		500
Common stock: 1,000,000,000 shares authorized; $0.001 par value	651,996	-	100	(b)	652,096
Additional paid in capital	2,744,599	-	(3,520,420)	(a)	(775,821)
Accumulated deficit	(3,590,266)	(68,991)	3,520,320	(a)	(138,937)
Total Stockholders' Deficit	(193,021)	(68,991)	-		(262,012)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$3,000	$54,379	$-		$57,379

The accompanying notes to the unaudited pro forma condensed combined financial statements.

F-14

UNAUDITED PROFORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020

	Uonlive		Asia Image	Proforma Adjustments	Note	Proforma Combined

Operating Expenses
General and administrative	$192		$26	$-		$218
Professional fees	69,754		-	-		69,754
Total Operating Expenses	69,946		26	-		69,972

Loss from operations	(69,946)		(26)	-		(69,972)

Other Income (Expense)
Interest income	-		1	-		1
Total other expense	(69,946	)-	(25)	-		(69,971)

Provision for income taxes	-		-	-		-

Net Loss	$(69,946)		$(25)	$-		$(69,971)

Basic and diluted net loss per common share	$(0.00)					$(0.00)

Weighted average number of common shares outstanding - basic and diluted	273,814,537			100,000	(b)	273,886,900

F-15

UNAUDITED PROFORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2019

	Uonlive	Asia Image	Proforma Adjustments	Note	Proforma Combined

Operating Expenses
General and administrative	$-	$109	$-		$109
Professional fees	-	881	-		881
Total Operating Expenses	-4	990	-		990

Loss from operations	-	(990)	-		(990)

Other Income (Expense)
Interest income	-	37	-		37
Exchange loss	-	(48)	-		(48)
Total other expense	-	(11)	-		(11)

Provision for income taxes	-	-	-		-

Net Loss	$-	$(1,001)	$-		$(1,001)

Basic and diluted net loss per common share	$(0.00)				$(0.00)

Weighted average number of common shares outstanding - basic and diluted	1,996,355		100,000	(b)	2,096,355

The accompanying notes to the unaudited pro forma condensed combined financial statements.

F-16

NOTES TO THE UNAUDITED PROFORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1 – Description of Transaction and Basis of Presentation

Share Exchange Agreement

On March 2, 2020, the Company entered into a Definitive Share Agreement whereby Mr. Raymond Fu, the sole shareholder of Asia Image Investment Limited, relinquished all his shares in Asia Image and acquired 100,000 shares of the Company. Consequently, Asia Image became a wholly-owned subsidiary of the Company.

 At the closing of the transactions contemplated by the Share Exchange (the “Closing”), in exchange for all of Mr. Fus’s shares of Asia Image’ common stock which represents 100% of the currently issued and outstanding capital stock of Asia Image, Uonlive will issue 100,000 newly issued shares of Uonlive’ common stock to the Mr. Fu. As a result of the Share Exchange, Asia Image shall become the Company’ wholly owned subsidiary, and Uonlive shall acquire the business and operations of Asia Image. The Closing of the Share Exchange is subject to certain conditions, including the approval of Uonlive’ shareholders. The Share Exchange will close on or before March 02, 2020, as long the conditions precedent to closing have been met.

Basis of Presentation

The unaudited pro forma condensed combined financial statements were prepared in accordance with the regulations of the SEC. The unaudited pro forma condensed combined balance sheet as of September 30, 2020 is presented as if the Share Exchange had been completed on September 30, 2020. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2020 and the year ended December 31, 2019 assumes that the Share Exchange occurred on January 1, 2019 and combines the historical results of Asia Image and Uonlive.

For accounting purposes, Asia Image is considered to be the acquiring company and the Share Exchange will be accounted for as a reverse recapitalization of Uonlive by Asia Image because (i) Asia Image’ shareholders are expected to own approximately 100% of Uonlive’ issued and outstanding common stock immediately following the effective time of the Share Exchange, and (ii) Asia Image’ management will hold all key positions in the management of the combined company following the Closing. Under reverse recapitalization accounting, the assets and liabilities of Uonlive will be recorded, as of the Closing, at their fair value which is expected to approximate book value because of the short-term nature of the instruments. No goodwill or intangible assets are expected to be recognized. Consequently, the financial statements of Asia Image reflect the operations of the acquirer for accounting purposes together with a deemed issuance of shares, equivalent to the shares held by the former stockholders of the legal acquirer and a recapitalization of the equity of the accounting acquirer. The historical financial statements of Unolive and Asia Image, which are provided elsewhere in this registration statement, have been adjusted to give pro forma effect to events that are (i) directly attributable to the Share Exchange, (ii) factually supportable, and (iii) with respect to the statements of operations, expected to have a continuing impact on the combined results.

To the extent there are significant changes to the business following completion of the Share Exchange, the assumptions and estimates set forth in the unaudited pro forma condensed financial statements could change significantly. Accordingly, the pro forma adjustments are subject to further adjustments as additional information becomes available and as additional analyses are conducted following the completion of the Share Exchange. There can be no assurances that these additional analyses will not result in material changes to the estimates of fair value.

F-17

Note 2 - Preliminary Fair value of the Assets Acquired and the Liabilities Assumed

The following is the preliminary estimate of the fair value of the assets acquired and the liabilities assumed by Uonlive Corporation in the Share Exchange :

Dr. (Cr.)
Cash and cash equivalents	$162,068
Other payables and accrued expenses	(1,532)
Loan payable – related party	(229,528)

Net liabilities acquired	$(68,992)

Note 3 – Proforma Adjustments

The following adjustments have been reflected in the unaudited pro forma condensed combined financial information:

(a)	Represents the issuance of 100,000 shares of common stock of Uonlive to Asia Image’ shareholders and its effect on historical equity of Uonlive in connection with the Share Exchange.

Description	Debit	Credit
Additional paid in capital	3,520,420
Accumulated deficit		3,520,320
Common stock		100

(b)	Represents the increase in the weighted average shares due to the issuance of 100,000 shares of Uonlive’ common stock to Asia Image in connection with the Share Exchange.

F-18

UONLIVE CORPORATION.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30, 2020	December 31, 2019
ASSETS
CURRENT ASSETS:
Cash	$54,378	$-
Prepaid expenses and other assets	3,001	-
Total current assets	57,379	-

TOTAL ASSETS	$57,379	$-

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Accounts payable and accrued expenses	1,532	-
Loan payable – related party	150,305	-
Notes payable – related party	167,554	167,554
Total current liabilities	319,391	167,554

Commitments and Contingencies

STOCKHOLDERS’ DECIFIT
Series B Convertible Preferred stock, par value $0.001 per share; 1,000,000 shares authorized; 150,000 shares issued and outstanding at September 30, 2020	150	150
Preferred stock, par value $0.001 per share; 10,000,0000 shares authorized; 500,000 shares issued and outstanding at September 30, 2020	500	500
Common stock, par value $0.001 per share; 1,000,000,000 shares authorized; 652,096,355 and 1,996,355 shares issued and outstanding at September 30,2020	652,096	1,996
Capital deficiency	(775,821)	3,350,120
Accumulated Deficit	(138,937)	(3,520,320)
Total stockholder’s deficit	(262,012)	(167,554)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$57,379	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-19

UONLIVE CORPORATION.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the three months ended		For the nine months ended
	September 30,		September 30,
	2020	2019	2020	2019

Operating expenses
General and administrative expenses	522	-	1,467	-
Professional fees	3,000	-	68,479	-
Total operating expense	3,522	-	69,946	-

Loss from operations	(3,522)	-	(69,946)	-

Other income (expense)
Interest income	1	-	1	-
Total other income	1	-	1	-

Net loss	$(3,521)	$-	$(69,945)	$-
Net loss per common share – basic and diluted	$(0.00)	$(0.00)	$(0.00)	$(0.00)
Weighted average common shares outstanding – basic and diluted	273,886,900	1,996,355	273,886,900	1,996,355

The accompanying notes are an integral part of these consolidated financial statements.

F-20

UONLIVE CORPORATION.

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ DEFICIT

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020 AND SEPTEMBER 30, 2019

(Unaudited)

									Total
	Series B Preferred Stock		Preferred Stock		Common Stock		Capital	Accumulated	Stockholders'
	Number of Shares	Par Value	Number of Shares	Par Value	Number of Shares	Par Value	Deficiency	Deficit	Deficit

Balance - December 31, 2019	150,000	150	500,000	500	1,996,355	1,996	3,350,120	(3,520,320)	(167,554)

Net loss	-	-	-	-	-	-	-	-	-

Balance - March 31, 2020	150,000	$150	500,000	$500	1,996,355	$1,996	$3,350,120	$(3,520,320)	$(167,554)
						-			-
Net loss	-	-	-	-	-	-	-	-	-

Balance - June 30, 2020	150,000	$150	500,000	$500	1,996,355	$1,996	$3,350,120	$(3,520,320.00)	$(167,554)

Shares issued for services - Series B Preferred	650,000	650		-		-	43,829	-	44,479
Conversion of Series B Preferred stock to Common stock	(650,000)	(650)		-	650,000,000	650,000	(649,350.00)		-
Effect of Share exchange and reverse merger		-		-	100,000	100	(3,520,419.87)	3,451,328	(68,992)
	-	-	-	-	-	-		-	-
Net loss	-	-	-	-	-	-	-	(69,945)	(69,945)

Balance - September 30, 2020	150,000	$150	500,000	$500	652,096,355	$652,096	$(775,821)	$(138,937)	$(262,012)

The accompanying notes are an integral part of these consolidated financial statements.

F-21

UONLIVE CORPORATION.

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ DEFICIT

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020 AND SEPTEMBER 30, 2019

(Unaudited) continued

									Total
	Series B Preferred Stock		Preferred Stock		Common Stock		Capital	Accumulated	Stockholders'
	Number of Shares	Par Value	Number of Shares	Par Value	Number of Shares	Par Value	Deficiency	Deficit	Deficit

Balance - December 31, 2018	150,000	150	500,000	500	1,996,355	1,996	3,350,120	(3,520,320)	(167,554)

Net loss	-	-	-	-	-	-	-	-	-

Balance - March 31, 2019	150,000	$150	500,000	$500	1,996,355	$1,996	$3,350,120	$(3,520,320)	$(167,554)
						-			-
Net loss	-	-	-	-	-	-	-	-	-

Balance - June 30, 2019	150,000	$150	500,000	$500	1,996,355	$1,996	$3,350,120	$(3,520,320.00)	$(167,554)

	-	-	-	-	-	-		-	-
Net loss	-	-	-	-	-	-	-	-	-

Balance - September 30, 2019	150,000	$150	500,000	$500	1,996,355	$1,996	$3,350,120	$(3,520,320)	$(167,554)

F-22

UONLIVE CORPORATION.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE PERIOD

(Unaudited)

	For the Nine Month Period September 30,
	2020	2019
OPERATING ACTIVITIES:

Net Loss	$(69,945)	$(1,000)
Adjustments to reconcile net loss to net cash (used in) operating activities:

Shares issued for services	44,479	-

Effect of revere merger	(68,992)

Changes in assets and liabilities
Prepaid expense	(3,000)	-
Interest receivable	(1)	-
Accounts payable	1,532
Loan payable – related party	150,305	1,000
NET CASH USED IN OPERATING ACTIVITIES	54,378	-

FOREIGN CURRENCY TRANSLATION	-	-

NET (DECREASE) INCREASE IN CASH	54,378	-

CASH – BEGINNING OF PERIOD	-	-
CASH – END OF PERIOD	$54,378	$-

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:

Cash paid during the periods for:
Interest	-	-
Taxes

Non-cash investing and financing activities:
Common stock issued in reverse merger	100	-

The accompanying notes are an integral part of these consolidated financial statements.

F-23

UONLIVE CORPORATION.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020 AND DECEMBER 31, 2019

(Unaudited)

Note 1 – Organization and basis of accounting

Principles of Consolidation

The Company prepares its consolidated financial statements on the accrual basis of accounting. The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All intercompany accounts, balances and transactions have been eliminated in the consolidation.

Basis of Presentation and Organization

This summary of significant accounting policies of UONLIVE CORPORATION. (a development stage company) (“the Company”) is presented to assist in understanding the Company's consolidated financial statements. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the accompanying consolidated financial statements. The Company has realized minimal revenues from its planned principal business purpose and, accordingly, is considered to be in its development stage in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic No. 915 (SFAS No. 7).  The Company has elected a fiscal year end of December 31.

Business Description

Uonlive Corporation (“UOLI” or the “Company”) was incorporated under the laws of the State of Nevada on January 29, 1998 as Weston International Development Corporation. On July 28, 1998, its name was changed to Txon International Development Corporation. On September 15, 2000, the Company changed its name to China World Trade Corporation. On July 2, 2008, the Company further changed its name to Uonlive Corporation.

The Company ceased operations in early 2015. The Company has fully impaired all assets since the shutdown of its operations in 2015 and has recorded the effects of this impairment as part of its discontinued operations.

On June 15, 2018, the eight judicial District Court of Nevada appointed Small Cap Compliance, LLC as custodian for Uonlive Corporations., proper notice having been given to the officers and directors of Uonlive Corporation. There was no opposition.

On September 10, 2019, the Company filed a certificate of revival with the state of Nevada, appointing Raymond Fu as, President, Secretary, Treasurer and Director.

Reorganization and Share Exchange

On March 02, 2020, the Company entered into a Definitive Share Agreement whereby Raymond Fu, the sole shareholder of Asia Image Investment Limited (“Asia Image”), relinquished all his shares in Asia Image and acquired 100,000 shares of the Company. Consequently, Asia Image became a wholly-owned subsidiary of the Company.

Since the major shareholder of Uonlive retained control of both the Company and Asia Image, the share exchange was accounted for as a reverse merger. As such, the Company recognized the assets and liabilities of Asia Image, acquired in the Reorganization, at their historical carrying amounts.

F-24

The accompanying financial statements are prepared on the basis of accounting principles generally accepted in the United States of America (“GAAP”). The Company is a development stage enterprise devoting substantial efforts to establishing a new business, financial planning, raising capital, and research into products which may become part of the Company’s product portfolio. The Company has not realized significant sales through since inception. A development stage company is defined as one in which all efforts are devoted substantially to establishing a new business and, even if planned principal operations have commenced, revenues are insignificant.

The accompanying financial statements have been prepared assuming the continuation of the Company as a going concern. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and is dependent on debt and equity financing to fund its operations. Management of the Company is making efforts to raise additional funding until a registration statement relating to an equity funding facility is in effect. While management of the Company believes that it will be successful in its capital formation and planned operating activities, there can be no assurance that the Company will be able to raise additional equity capital, or be successful in the development and commercialization of the products it develops or initiates collaboration agreements thereon. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

Note 2 – Summary of significant accounting policies

Cash and Cash Equivalents

For purposes of reporting within the statements of cash flows, the Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.

Employee Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with ASC 718 Compensation - Stock Compensation (“ASC 718”). ASC 718 addresses all forms of share-based payment (“SBP”) awards including shares issued under employee stock purchase plans and stock incentive shares. Under ASC 718 awards result in a cost that is measured at fair value on the awards’ grant date, based on the estimated number of awards that are expected to vest and will result in a charge to operations.

Subsequent Event

The Company evaluated subsequent events through the date when financial statements are issued for disclosure consideration.

Recent Accounting Pronouncements

In February 2016, the FASB issued an accounting standards update for leases. The ASU introduces a lessee model that brings most leases on the balance sheet. The new standard also aligns many of the underlying principles of the new lessor model with those in the current accounting guidance as well as the FASB's new revenue recognition standard. However, the ASU eliminates the use of bright-line tests in determining lease classification as required in the current guidance. The ASU also requires additional qualitative disclosures along with specific quantitative disclosures to better enable users of financial statements to assess the amount, timing, and uncertainty of cash flows arising from leases. The pronouncement is effective for annual reporting periods beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020, for nonpublic entities using a modified retrospective approach. Early adoption is permitted. The Company is still evaluating the impact that the new accounting guidance will have on its consolidated financial statements and related disclosures and has not yet determined the method by which it will adopt the standard.

F-25

 Note 3- Going Concern

In early January 2020, an outbreak of a respiratory illness caused by the coronavirus was identified in Wuhan, China. As part of its effort to combat the virus, the government of China has placed travel restrictions throughout parts of China. This has resulted in some of the Company’s customers and suppliers being closed for an extended period or operating at significantly below their normal capacity and will also affect our suppliers that source some of their materials from China. The duration and intensity of this global health emergency and related disruptions is uncertain. The duration of this crisis and its impact on both the Company’s customers and supply chain is expected to have a material impact on the consolidated results of operations, cash flows and financial condition, but cannot be reasonably estimated at this time.

The accompanying consolidated financial statements have been prepared assuming the continuation of the Company as a going concern. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and is dependent on debt and equity financing to fund its operations. Management of the Company is making efforts to raise additional funding until a registration statement relating to an equity funding facility is in effect. While management of the Company believes that it will be successful in its capital formation and planned operating activities, there can be no assurance that the Company will be able to raise additional equity capital or be successful in the development and commercialization of the products it develops or initiates collaboration agreements thereon. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

Note 4 - Fair value of the Assets Acquired and the Liabilities Assumed

The following is the preliminary estimate of the fair value of the assets acquired and the liabilities assumed by Uonlive Corporation in the Share Exchange:

Dr. (Cr.)
Cash and cash equivalents	$162,068
Other payables and accrued expenses	(1,532)
Loan payable – related party	(229,528)
Net liabilities acquired	$(68,992)

Note 5 – Related party transactions

On June 15, 2018, the eight judicial District Court of Nevada appointed Small Cap Compliance, LLC as custodian for Uonlive Corporation., proper notice having been given to the officers and directors of Uonlive Corporation. There was no opposition.

On June 16, 2018, the Company filed a certificate of revival with the state of Nevada, appointing Small Cap Compliance as, President, Secretary, Treasurer and Director.

On May 26, 2020, the Company issued 650,000 shares of Series B Convertible Preferred Stock to Uonlive (Hong Kong) Limited for the provision of management services valued at $44,479. Mr. Raymond Fu, President, and Chief Executive Officer of the Company is also the indirect beneficial owner of Uonlive (Hong Kong) Limited.

Loan Payable-Related Party

As of September 30, 2020 the Company has a loan payable of $150,305 to Mr. Raymond Fu, President and Chief Executive Officer of the Company. This loan is unsecured, non-interest bearing and it is repayable on demand.

Note Payable-Related Party

As of September 30, 2020 the Company has a note payable of $167,554 to Mr. Raymond Fu, President and Chief Executive Officer of the Company. This note is unsecured, non-interest bearing and it is repayable on demand.

F-26

Note 6 – Common stock

On March 04, 2020, the Company issued 100,000 shares of common stock to a shareholder for a total price of $100 as part of the share exchange and reverse merger.

On June 08, 2020, the Company converted 650,000 Series B convertible Preferred Stock into 650,000,000 common stock.

As of September 30, 2020, a total of 652,096,355 shares of common stock with par value $0.001 remain outstanding.

Note 7 – Preferred stock

Preferred Stock

On January 01, 2018 the Company created 1,000,000 shares of Series B Convertible Preferred Stock, out of the 1,000,000 shares that were already authorized. On September 07, 2018, the Company issued 150,000 shares of the Series B convertible preferred stock to Chuang Fu Qu Kuai Lian Technology (Shenzhen) Limited for services valued at $30,000.

On May 26, 2020, the Company issued 650,000 shares of Series B Convertible Preferred Stock to Uonlive (Hong Kong) Limited for the provision of management services valued at $44,479.

The following is a description of the material rights of our Series B Convertible Preferred Stock:

Each share of Series B convertible Preferred Stock shall have a par value of $0.001 per share. The Series B Preferred Stock shall vote on any matter that may from time to time be submitted to the Company’s shareholders for a vote, on a 1,000 for one basis. If the Company effects a stock split which either increases or decreases the number of shares of Common Stock outstanding and entitled to vote, the voting rights of the Series A shall not be subject to adjustment unless specifically authorized.

Each share of Series B Convertible Preferred Stock shall be convertible into 1,000 shares of Common Stock (“Conversion Ratio”), at the option of a Holder, at any time and from time to time, from and after the issuance of the Series C Preferred Stock.

In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, subject to the rights of any existing series of Preferred Stock or to the rights of any series of Preferred Stock which may from time to time hereafter come into existence, the holders of the Series B Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the price per share actually paid to the Corporation upon the initial issuance of the Series B Preferred Stock (each, the “the Original Issue Price”) for each share of Series B Preferred Stock then held by them, plus declared but unpaid dividends. Unless the Corporation can establish a different Original Issue Price in connection with a particular sale of Series B Preferred Stock, the Original issue price shall be $0.001 per share for the Series B Preferred Stock. If, upon the occurrence of any liquidation, dissolution or winding up of the Corporation, the assets and funds thus distributed among the holders of the Series B Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then, subject to the rights of any existing series of Preferred Stock or to the rights of any series of Preferred Stock which may from time to time hereafter come into existence, the entire assets and funds of the corporation legally available for distribution shall be distributed ratably among the holders of the each series of Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

The Series B Preferred Stock shares are nonredeemable other than upon the mutual agreement of the Company and the holder of shares to be redeemed, and even in such case only to the extent permitted by this Certificate of Designation, the Corporation’s Articles of Incorporation and applicable law.

Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Issue Price of the Series B Preferred Stock by the Series B Conversion Price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion.

F-27

As of September 30, 2020, the Company has 150,000 shares of Series B Convertible preferred shares and 500,000 Series A Convertible preferred shares outstanding

Note 8 – Subsequent Event

On October 07, 2020, the Company’s board of directors approved the creation of 2,000,000 shares of a Series A Preferred stock. On that same dated the Company issued 520,000 shares of its newly created Series A Preferred Stock to Uonlive (Hong Kong) Limtied as payment for management services provided. On February 2, 2021, the Company has 1,020,000 Series A Convertible Preferred Stock and 150,000 shares of Series B Convertible Preferred Stock outstanding.

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(Formally known as “AJSH & Co.” converted and registered as LLP on 11-04-2016 vide LLPIN: AAG-1471)	C-7/227, Sector-7, Rohini New Delhi -110085 Tel: +91 11 4559 6689 Email: info@ajsh.in

Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors of Asia Image Investment Limited

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Asia Image Investment Limited (the “Company”) as of December 31, 2019 and December 31, 2018, the related statements of operations, changes in stockholders’ deficit and cash flows, for the year then ended, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and December 31, 2018, and the results of its operations and its cash flow for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has an accumulated deficit of $68,966.61 and working capital deficit of $68,966.48. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to this uncertainty are also described in the Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

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We conducted our audits in accordance with the standards of the PCAOB.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of financial statement.  We believe that our audits provide a reasonable basis for our opinion.

/s/AJSH & Co LLP

We have served as the Company’s auditor since 2020.

New Delhi, India

February 03, 2021

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ASIA IMAGE INVESTMENT LIMITED

BALANCE SHEETS

(Audited)

Particulars	Note no.	December 31, 2019	December 31, 2018
ASSETS
CURRENT ASSETS:
Cash	4	$1,935.61	$138,664.77
TOTAL ASSETS		$1,935.61	$138,664.77

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Amount due to a director	5	$69,370.05	$205,865.30
Accruals		$1,532.04	$765.92
Total current liabilities		$70,902.09	$206,631.22

STOCKHOLDERS’ DEFICIT
Common stock, 10,000 shares of USD 0.13 authorized ,	7	$0.13	$0.13
1 shares issued and fully paid at December 31,
2019 and December 31, 2018, respectively
Accumulated Deficit		$(68,966.61)	$(67,966.58)
Total stockholder’s deficit		$(68,966.48)	$(67,966.45)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT		$1,935.61	$138,664.77

The accompanying notes are an integral part of these financial statements

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ASIA IMAGE INVESTMENT LIMITED

STATEMENTS OF OPERATIONS

(Audited)

Particulars	Note no.	For the fiscal year ended Dec 31, 2019	For the Fiscal year ended Dec 31, 2018
Revenue :
Operating revenue		$-	$-
Operating expenses :
Bank charges		$76.56	$38.30
Exchange loss		$47.70	$122.06
Legal fees		$146.84	$440.41
Accounting and auditing fees		$766.12	$765.92
Total operating expense		$1,037.22	$1,366.69
Income Before Interest and Non-Operating Income and Expenses
Bank interest income		$37.19	$37.65
Net loss		$(1,000.03)	$(1,329.04)
Net loss per common share – basic and diluted		$(1,000.03)	$(1,329.04)
Weighted average common shares outstanding – basic and diluted		$(1,000.03)	$(1,329.04)

The accompanying notes are an integral part of these financial statements

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Asia Image Investment Limited

Statement of Stockholder's Deficit

(Audited )

	Common Stock		Accumulated Deficit	Total Stockholder’s Deficit
	Number of Shares	Par Value
Balance - December 31, 2017	$1.00	$0.13	$66,637.54	$66,637.41

Common stock issued during the year	$-	$-	$-	$-
Net loss	$-	$-	$1,329.04	$1,329.04
Balance - December 31, 2018	$1.00	$0.13	$67,966.58	$67,966.45
Common stock issued during the year	$-	$-	$-	$-
Net loss	$-	$-	$1,000.03	$1,000.03
Balance - December 31, 2019	$1.00	$0.13	$68,966.61	$68,966.48

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Asia Image Investment Limited

Statement of Cash Flows

(Audited )

Particulars	December 31, 2019	December 31, 2018
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,000.03)	$(1,329.04)
Adjustments to reconcile net loss to net cash used in operating activities:	$-	$-
Changes in operating assets and liabilities:
Accounts payable and accrued liabilities	$135,729.13	$(139,152.16)
Net Cash Used in Operating Activities	$134,729.10	$(140,481.20)

CASH FLOWS FROM INVESTING ACTIVITIES
Cash from acquisition of subsidiary	$-	$-
Net Cash Provided by Investing Activities	$-	$-
CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of common stock for cash	$-	$-
Net Cash Provided by Financing Activities	$-	$-
Net change in cash and cash equivalents for the year	$(136,729.16)	$137,823.12
Cash and cash equivalents at beginning of the year	$138,664.77	$841.65
Cash and cash equivalents at end of the year	$1,935.61	$138,664.77

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ASIA IMAGE INVESTMENT LIMITED

ACCOUNTING POLICIES AND EXPLANATORY NOTES TO THE FINANCIAL STATEMENTS

Note 1 – Organization and basis of accounting

Basis of Presentation and Organization

The summary of significant accounting policies of Asia Image Investment Limited.(“the Company”) is presented to assist in understanding the Company's financial statements. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the accompanying financial statements. The Company has elected a fiscal year end of December 31.

The accompanying financial statements are prepared on the basis of accounting principles generally accepted in the United States of America (“GAAP”).

Business Description

ASIA IMAGE INVESTMENT LIMITED is a company incorporated in Hong Kong with limited liability and has registered office at located at Room 1107, Tower 1, Lippo Centre, 89 Queensway, Admiralty, Hong Kong. The company is dormant during the year and has not entered into an equity-linked agreement during the financial year. The Company has not made any permitted indemnity provision for the benefit of any director of the Company, or of its associate Company during the year.

The Company did not enter into any contract, other than the contracts of service with the sole director or any person engaged in the full-time employment, whereby any individual, firm or body corporate undertakes the management and administration of the whole, or any substantial part of any business of the Company. No contract of significance to which the Company, was a party and in which a director of the Company had a material interest, whether directly or indirectly, subsisted at the end of the year or at any time during the year.

The sole director does not recommend any payment of dividend in respect of the period ended 31st December, 2018 & 2019. The sole director of the Company during the year and up to the date of this report was: Fungai Man Raymond. There being no provision in the Company's Articles of Association for retirement by rotation, the sole director continues in office.

No fees or other emoluments were paid or payable to any director for services rendered during the year.

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Note 2 – Summary of significant accounting policies

Cash and Cash Equivalents

For purposes of reporting within the statements of cash flows, the Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

 The Company accounts for revenue under Accounts Standard Codification (“ASC”) ASC 606, Revenue from Contracts. ASC 606 creates a five-step model that requires entities to exercise judgment when considering the terms of contracts, which includes (1) identifying the contracts or agreements with a customer, (2) identifying our performance obligations in the contract or agreement, (3) determining the transaction price, (4) allocating the transaction price to the separate performance obligations, and (5) recognizing revenue as each performance obligation is satisfied. The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the services it transfers to its clients.

The Company has no source of revenue as it is currently a shell company which is moving forward with the business of identifying and entering into a business combination with a privately held business or company. As such, no revenue has been recognized to date.

Net Loss Per Share

Basic net loss per share is computed by dividing net loss by the weighted-average number of common shares outstanding during the period, including the prefunded warrants that were reclassified from warrant liability to equity as a result of the reverse stock split. Diluted net loss per share is based on the weighted-average common shares outstanding during the period plus dilutive potential common shares calculated using the treasury stock method. Such potentially dilutive shares are excluded when the effect would be to reduce a net loss per share. For purposes of basic and diluted per share computations, loss from continuing operations and net loss are reduced by the down round adjustments for convertible preferred stock

Income Taxes

The Company accounts for income taxes pursuant to FASB ASC Topic 740, Income Taxes. Under FASB ASC Topic 740, deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes. The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences.

The Company maintains a valuation allowance with respect to deferred tax assets. The Company establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company’s financial position and results of operations for the current period. Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carry-forward period under the Federal tax laws.

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Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about the reliability of the related deferred tax asset. Any change in the valuation allowance will be included in income in the year of the change in estimate.

 Subsequent Event

 The Company evaluated subsequent events through the date when financial statements are issued for disclosure consideration.

Recent Accounting Pronouncements

In February 2016, the FASB issued an accounting standards update for leases. The ASU introduces a lessee model that brings most leases on the balance sheet. The new standard also aligns many of the underlying principles of the new lessor model with those in the current accounting guidance as well as the FASB's new revenue recognition standard. However, the ASU eliminates the use of bright-line tests in determining lease classification as required in the current guidance. The ASU also requires additional qualitative disclosures along with specific quantitative disclosures to better enable users of financial statements to assess the amount, timing, and uncertainty of cash flows arising from leases. The pronouncement is effective for annual reporting periods beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020, for nonpublic entities using a modified retrospective approach. Early adoption is permitted. The Company is still evaluating the impact that the new accounting guidance will have on its financial statements and related disclosures and has not yet determined the method by which it will adopt the standard.

 Note 3- Going Concern

The Company has an accumulated deficit of $ 68,966.61 and a working capital deficit of $ 68,966.48, as of December 31, 2019, and a working capital deficit of $67,966.45 as of December 31, 2018. The accompanying financial statements have been prepared assuming the continuation of the Company as a going concern. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and is dependent on debt and equity financing to fund its operations. Management of the Company is making efforts to raise additional funding until a registration statement relating to an equity funding facility is in effect. While management of the Company believes that it will be successful in its capital formation and planned operating activities, there can be no assurance that the Company will be able to raise additional equity capital or be successful in the development and commercialization of the products it develops or initiates collaboration agreements thereon. As a result of these factors, management has determined that there is substantial doubt about the Company ability to continue as a going concern. However, the accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

Note 4 – Cash

Cash includes bank balance of $ 1,935.61 as on Dec 31, 2019 and $138,664.77 as on Dec 31, 2018.

Note 5 – Related party transactions

Loan payable to related party

As of December 31, 2019 and December 31, 2018, the Company has a loan payable of $69,370 and $205.865.30 to Mr. Raymond Fu, President and Chief Executive Officer of the Company. This loan is unsecured, non-interest bearing and it is repayable on demand.

F-37

Note 6 – Income taxes

The Company provides for income taxes under FASB ASC 740, Accounting for Income Taxes. FASB ASC 740 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect currently.

FASB ASC 740 requires the reduction of deferred tax assets by a valuation allowance, if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. In the Company’s opinion, it is uncertain whether they will generate sufficient taxable income in the future to fully utilize the net deferred tax asset. No net loss or income was recorded in 2019. Therefore no deferred tax assets or liabilities have been calculated in 2019 or 2018.

The Company provides for income taxes under FASB ASC 740, Accounting for Income Taxes. FASB ASC 740 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect currently.

FASB ASC 740 requires the reduction of deferred tax assets by a valuation allowance, if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. In the Company’s opinion, it is uncertain whether they will generate sufficient taxable income in the future to fully utilize the net deferred tax asset. Since there were loss during the year 18 and 19, thus no tax liability has arised in these years.

Note 7 – Common Stock

The Company is authorized to issue 10,000 shares of 0.13 USD (1HKD) par value common stock. As of December 31, 2019 and December 31, 2018, 1 share of common stock with par value USD 0.13 remains outstanding, held with Mr. Fu Ngai Man Raymond.

Note 8- Subsequent event

On March 2, 2020, Mr. Raymond Fu, the sole shareholder of Asia Image Investment Limited entered into a definitive Share Agreement with the Uonlive Corporation for relinquished all his shares in Asia Image. Consequently, Asia Image will become a wholly-owned subsidiary of the Uonlive Corporation.

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ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

In its two most recent fiscal years, the Company has had no disagreements with its independent accountants.

ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits Schedule

The following exhibits are filed with this Form 10:

Exhibit No.	Description

2.1	Notice of Entry of Order, Eight Judicial District Court, Clark County, Nevada, Case No.: A-18-774165-P dated 19 June 2018.

2.2	Notice of Entry of Order, Eight Judicial District Court, Clark County, Nevada, Case No.: A-18-774165-P dated 6 December 2018.

2.3	Share Exchange Agreement, dated March 2, 2020, by and between Uonlive Corporation and Asia Image Investing Limited

3.1	Articles of Incorporation of Weston International Development Corporation dated January 21, 1998

3.2	Revised and Amended Articles of Incorporation of Txon International Development Corporation dated March 31, 1999

3.3	Written Consent of the Shareholders of Txon International Development Corporation dated August 18, 2000

3.4	Certificate of Amendment of Articles of Incorporation of Txon International Development Corporation dated September 15, 2000

3.5	Certificate of Reinstatement dated September 6, 2002

3.6	Certificate of Designation dated March 26, 2008

3.7	Certificate of Amendment filed August 1, 2008

3.8	Certificate of Amendment filed October 15, 2008

3.9	Certificate of Amendment filed August 17, 2009

3.10	Certificate of Reinstatement dated August 25, 2014

3.11	Certificate of Reinstatement dated August 7, 2018

3.12	Certificate of Amendment by Custodian filed September 10, 2018

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3.13	Certificate of Designation filed September 10, 2018

3.14	Certificate of Change Pursuant to NRS 78.209 filed September 10, 2018

3.15	Certificate of Amendment dated June 4, 2020

3.16	Certificate of Amendment dated June 4, 2020

3.17	Certificate of Amendment to Designation - After Issuance of Class or Series dated November 9, 2020

10	General Contract for the Supply and Delivery of Goods, by and between the Company and Dongguan Gongxiang Tea Food Company Ltd., dated June 22, 2020

23	Consent of Independent Auditor

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, hereunto duly authorized.

UOLI CORPORATION

Date: February 4, 2021	By:	/s/ Raymond Fu
	Name:	Raymond Fu
	Title:	CEO, Secretary and Director

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